NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2009

Notice is hereby given that an Annual Meeting of Stockholders of Delcath Systems, Inc., a Delaware corporation, will be held on Tuesday, June 9, 2009 at 11:00 a.m. (Eastern Time) at the Offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, 10th Floor, New York, N.Y., for the following purposes:

1.	To elect two directors to serve until the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal No. 1);

2.	To ratify the Board’s selection of Carlin, Charron & Rosen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 (Proposal No. 2);

3.	To approve our 2009 Stock Incentive Plan (Proposal No. 3); and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record of Delcath Common Stock, $0.01 par value per share, at the close of business on April 24, 2009 will be entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment thereof.

Only record or beneficial owners of Delcath Common Stock on the Record Date may attend the Annual Meeting in person. When you arrive at the Annual Meeting, you must present photo identification, such as a driver’s license.

Your vote is important, regardless of the number of shares you own. Whether or not you expect to attend the Annual Meeting of Stockholders, please complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope in order to ensure representation of your shares. It will help in our preparations for the meeting if you would check the box on the form of proxy if you plan on attending the Annual Meeting.

By Order of the Board of Directors

RICHARD TANEY President, Chief Executive Officer and Treasurer

New York, New York
April 30, 2009

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DELCATH SYSTEMS, INC.
600 FIFTH AVENUE, 23rd FLOOR
NEW YORK, NEW YORK 10020

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PROXY STATEMENT
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INTRODUCTION

This proxy statement is furnished to holders of common stock, $.01 per share, of Delcath Systems, Inc. (“Delcath” or the “Company”). The proxies are being solicited by the Board of Directors of Delcath for use at the 2009 Annual Meeting of Stockholders of Delcath to be held at 11:00 a.m. (Eastern Time) on Tuesday, June 9, 2009, at the Offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, 10th Floor, New York, N.Y., and at any adjournment thereof. This proxy statement and the accompanying notice of annual meeting of stockholders, form of proxy, and the Company’s Annual Report to Stockholders for the year ended December 31, 2008 are first being mailed on or about April 30, 2009 to all persons entitled to vote at the Annual Meeting.

VOTING AND PROXIES

Voting Rights

Only stockholders of record as of the close of business on April 24, 2009 (the “Record Date”) of our common stock, $0.01 par value per share (the “Common Stock”) will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 25,355,254 shares of Common Stock were issued and outstanding and the Company had no other class of equity securities outstanding. Holders of Common Stock are entitled to one vote per share held by them. Stockholders may vote in person or by proxy. In order to ensure a quorum at the Annual Meeting, you are requested to vote by proxy even if you plan to attend the Annual Meeting in person. You can vote by completing the enclosed proxy card and returning it signed and dated in the enclosed envelope. Granting a proxy does not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person.

Effect of Proxy

The proxy solicited by this proxy statement, if properly signed and received by the Company in time for the Annual Meeting, and not revoked prior to its use, will be voted in accordance with the instructions it contains. If you return a proxy without specifying your voting instructions, the proxy will be voted FOR election of the nominees for director described below, FOR ratification of the selection of Carlin, Charron & Rosen, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, and FOR approval of the 2009 Stock Incentive Plan. With respect to the transaction of such other business as may properly come before the meeting, each proxy received will be voted in accordance with the best judgment of the persons appointed as proxies. At this time, the Board of Directors knows of no such other business.

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Revoking a Proxy

If you give a proxy, you may revoke it at any time before it is voted by (1) filing written notice of revocation with the Corporate Secretary of the Company (addressed to Corporate Secretary, Delcath Systems, Inc., 600 Fifth Avenue, 23rd Floor, New York, NY 10020; (2) submitting a duly executed proxy bearing a later date; or (3) appearing at the Annual Meeting and giving the Corporate Secretary notice of your intention to vote in person.

Quorum and Votes Required for Approval

Holders of a majority of the outstanding shares of Common Stock must be present at the Annual Meeting, either in person or by proxy, to constitute a quorum for the conduct of business. Assuming a quorum is present, the following votes are necessary for approval of the matters presented at the meeting. Directors are elected by a plurality of the votes cast. This means that nominees receiving the highest number of “FOR” votes will be elected as directors. Shares that are not voted, either because you marked your proxy card to withhold authority for one or more nominees or you did not complete and return your proxy card, will have no impact on the election of directors. The ratification of the appointment of Carlin, Charron & Rosen, LLP as the Company’s independent registered public accounting firm and the approval of the 2009 Stock Incentive Plan each requires the affirmative vote of a majority of the votes entitled to vote on the proposal and represented at the meeting.

Abstentions and broker non-votes are considered present for purposes of determining the presence of a quorum. Abstentions are considered entitled to vote, while broker non-votes are treated as not entitled to vote. As a result, abstentions and broker non-votes will not affect the plurality vote required for the election of directors, abstentions will have the effect of a vote Against the other proposals, and broker non-votes will have no effect on the outcome of the other proposals. A “broker non-vote” occurs when a shareholder whose shares are held in “street name” by a bank or broker fails to provide the bank or broker with voting instructions and the bank or broker does not have discretionary authority to vote the shares on the particular proposal under the New York Stock Exchange rules. Banks and brokers have discretionary authority to vote shares held in “street name” with respect to the election of directors and ratification of the independent registered public accounting firm, but not with respect to approval of the Stock Incentive Plan.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 9, 2009

A copy of this proxy statement and of the Company’s Annual Report to Stockholders for the year ended December 31, 2008 are available at https://materials.proxyvote.com/24661P.

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SECURITY OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of March 31, 2009, certain information regarding the ownership of Delcath Common Stock by (i) each current director (or nominee for director) of Delcath, (ii) each Named Executive Officer and (iii) all current directors and executive officers as a group. To the Company’s knowledge, except as disclosed in the table below, no person or group beneficially owns more than 5% of the Company’s outstanding common stock. Except as otherwise indicated, each of the stockholders named below has a business address c/o Delcath Systems, Inc., 600 Fifth Avenue, 23rd Floor, New York, NY 10020.

Directors, Executive Officers and 5% Stockholders(1)	Shares Beneficially Owned(2)	Percentage of Shares Outstanding(3)
Robert B. Ladd(4)	2,432,863	9.6%
Richard Taney(5)	521,000	2.1%
Harold S. Koplewicz, M.D.(6)	295,000	1.2%
Laura A. Philips, Ph.D., MBA(7)	194,000	*
Eammon Hobbs(8)	150,000	*
Pamela R. Contag, Ph.D.(9)	75,000	*
Roger G. Stoll, Ph.D.(9)	75,000	*
Jason Rifkin(10)	69,468	*
Paul M. Feinstein(11)	3,375	*
All current directors and executive officers as a group (9 persons)(12)	3,815,706	15.0%
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* Less than one percent.

(1)	Information in this table is based on the information provided to us by the persons or entities named in the table.
(2)
Under the rules of the SEC, beneficial ownership includes any shares over which an individual has sole or shared power to vote or to dispose, as well as any shares that the individual has the right to acquire within 60 days. As a result, the number of shares shown in this column includes shares of Common Stock subject to options or warrants that are exercisable on or within 60 days after March 31, 2009. Unless otherwise indicated, each person has sole voting and dispositive power as to the shares reported.

(3)
On March 31, 2009, the number of shares of Common Stock issued and outstanding was 25,355,254 shares. Shares of Common Stock subject to options or warrants that are exercisable on or within 60 days after March 31, 2009 are deemed outstanding for purposes of calculating the percentage owned by the person or entity holding such options or warrants, but are not deemed outstanding for computing the percentage owned by other holders.

(4)	Includes stock options to purchase 40,000 shares of Common Stock.
(5)	Includes stock options to purchase 340,000 shares of Common Stock.
(6)	Includes stock options to purchase 240,000 shares of Common Stock.
(7)
Includes 12,000 shares owned of record by Dr. Philips’ spouse with respect to which shares Dr. Philips disclaims beneficial ownership; 20,000 shares owned jointly by Dr. Philips and her spouse; and stock options to purchase 150,000 shares of Common Stock.

(8)	Consists of stock options to purchase 150,000 shares of Common Stock.
(9)	Consists of stock options to purchase 75,000 shares of Common Stock.
(10)	Includes stock options to purchase 68,333 shares of Common Stock.
(11)	Mr. Feinstein served as Chief Financial Officer and Treasurer of Delcath during 2008 and as such is a named executive officer.
(12)	The number of shares beneficially owned by all current directors and executive officers as a group includes 1,138,333 shares of Common Stock issuable upon exercise of stock options.

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CORPORATE GOVERNANCE
Board of Directors

The Board of Directors oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials that we send them and by participating in Board and committee meetings. Our directors hold office until their successors have been elected and qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director.

Board Independence

The Company applies the standards of The NASDAQ Capital Market (“NASDAQ”), the stock exchange upon which the Company’s Common Stock is listed, for determining the independence of the members of its Board of Directors and Board committees. Under these standards, a director is not independent if he or she has certain specified relationships with the Company or any other relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a director. The Board has determined that each of the following directors is independent within the meaning of such rules: Dr. Harold Koplewicz, Dr. Pamela Contag, Mr. Eamonn Hobbs, Dr. Laura Philips, Dr. Roger Stoll, and Mr. Robert Ladd.

Attendance

The Board of Directors met seven times during year ended December 31, 2008.  During 2008, each of the then-directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served.

It is the Company’s policy that, absent unusual or unforeseen circumstances, all of the directors are expected to attend annual meetings of stockholders. All of the Company’s then-directors attended the Company’s 2008 Annual Meeting of Stockholders.

Board Committees

Our Board of Directors has three standing committees: a Compensation and Stock Option Committee, an Audit Committee and a Nominating and Corporate Governance Committee.

Compensation and Stock Option Committee. The Compensation and Stock Option Committee assists the Board of Directors in the discharge of its responsibilities with respect to the compensation of the Company’s directors, executive officers, and other key employees and consultants.  It reviews compensation arrangements for the Company’s executive officers and administers certain of the Company’s employee benefit plans, including its equity incentive plans. The Compensation and Stock Option Committee is authorized to approve the compensation payable to the Company’s executive officers and other key employees, including all perquisites, equity incentive awards, cash bonuses, and severance packages. The Charter of the Compensation and Stock Option Committee is available on the Company’s website at http://www.delcath.com. The current members of the Compensation and Stock Option Committee are Dr. Stoll (Chair), Dr. Koplewicz, and Mr. Ladd, each of whom is independent as defined in the rules of NASDAQ. During 2008, the Compensation and Stock Option Committee met 4 times in person or by teleconference.

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Audit Committee. The Audit Committee provides assistance to the Board in fulfilling its oversight responsibilities with respect to the Company’s financial statements, the Company’s system of internal accounting and financial controls and the independent audit of the Company’s financial statements. Functions of the Audit Committee include:

•	the selection, evaluation and, where appropriate, replacement of the Company’s outside auditors;

•	an annual review and evaluation of the qualifications, performance and independence of the Company’s outside auditors;

•	the approval of all auditing services and permitted non-audit services provided by the Company’s outside auditors;

•	the review of the adequacy and effectiveness of the Company’s accounting and internal controls over financial reporting; and

•	the review and discussion with management and the outside auditors of the Company’s financial statements to be filed with the Securities and Exchange Commission.

The Audit Committee is also responsible for approving proposed related party transactions between the Company and directors, executive officers, 5% stockholders, and certain individuals and entities related to any of them.

The current members of the Audit Committee are Dr. Philips (Chair), Mr. Hobbs and Mr. Ladd, all of whom satisfy the independence requirements of NASDAQ and the SEC. During 2008, the Audit Committee met 4 times in person or by teleconference. The Charter of the Audit Committee is not available on the Company’s website, but is attached as Appendix A to this proxy statement.

Audit Committee Financial Experts. The Board has determined that Dr. Philips and Mr. Ladd are “audit committee financial experts” as defined under SEC rules, and that both are independent as defined under applicable NASDAQ rules.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members and recommends to the Board the director nominees to be proposed by the Board for election by the stockholders (as well as any director nominees to be appointed by the Board to fill interim vacancies). The committee also recommends the directors to be selected for membership on each Board committee. The committee is also responsible for developing and recommending to the Board appropriate corporate governance guidelines and policies, and for leading the Board in its annual review of the Board’s performance. The charter of the Nominating and Corporate Governance Committee is available on the Company’s website at http://www.delcath.com.

The current members of the Nominating and Corporate Governance Committee are Dr. Contag (Chair), Dr. Philips and Mr. Hobbs, each of whom is independent, as defined in the rules of NASDAQ. During 2008, the Nominating and Corporate Governance Committee met 1 time in person or by teleconference.

Recommendations by Stockholders of Director Nominees

The Nominating Committee will consider any recommendation by a stockholder of a candidate for nomination as a director. If a stockholder wants to recommend to the Nominating and Corporate Governance Committee a candidate for election as a director, the stockholder may submit the name of the proposed nominee, together with the reasons why the stockholder believes the election of the candidate would be beneficial to the Company and its stockholders and the information about the nominee that would be required in a proxy

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statement requesting proxies to vote in favor of the candidate. The stockholder’s submission must be accompanied by the written consent of the proposed nominee to being nominated by the Board and the candidate’s agreement to serve if nominated and elected.

Any such submission should be directed to the Nominating and Corporate Governance Committee at the Company’s principal office, 600 Fifth Avenue, 23rd Floor, New York, New York 10020. For any annual meeting, the submission of a recommendation must be received no later than the deadline for receiving a stockholder proposal for inclusion in the Company’s proxy statement for such meeting (as described below under the heading “Stockholder Proposals For 2010 Annual Meeting.”) Copies of any recommendation received in accordance with these procedures will be distributed to each member of the Nominating and Corporate Governance Committee. One or more members of the Nominating and Corporate Governance Committee may contact the proposed candidate to request additional information.

At the request of any director, the candidacy of the proposed nominee will be considered by the full Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will not, however, be obligated to notify a stockholder who has recommended a candidate for election as a director of the reasons for any action the Committee may or may not take with respect to such recommendation. No stockholder recommendations were received in 2008. During 2008, the Company paid fees to a third party search firm in connection with identifying, recruiting, prescreening, evaluating and processing Mr. Hobbs, Dr. Contag and Dr. Stoll as new directors.

Stockholder Communications with the Board of Directors

The Board of the Company welcomes questions, comments and observations from stockholders concerning the policies and operation of the Board and about the general business and operation of the Company.

Any stockholder wishing to communicate with the Board or with any specified director should address his or her communication to the Board of Directors or to the particular director(s) and send it to the Company’s principal office at 600 Fifth Avenue, 23rd Floor, New York, New York 10020. Unless otherwise requested by a stockholder in a separate written request accompanying the communication, stockholder communications to the Board or to specified director(s) will be initially reviewed by the Company’s Chief Executive Officer.  Communications that the reviewing officer determines relate to the Company’s ordinary course of business will be responded to by the officer or his designee. Communications that the Chief Executive Officer determines do not relate to the Company’s ordinary course of business or that he otherwise believes are appropriate for review by the directors will be forwarded to each of the directors. Actions, if any, to be taken in response to any stockholder communication will be in the discretion of the Board. At the request of the Board, the Chief Executive Officer will summarize any stockholder communications that are not forwarded on the basis that such communications relate to the ordinary course of the Company’s business.

The process for stockholder communication with the Board of Directors or with specified director(s) has been approved by the Company’s Board, including by a majority of the Company’s independent directors.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our CEO, principal accounting officer, controller, and persons performing similar functions.  A copy of the Code of Business Conduct and Ethics is available on the Company’s website at http://www.delcath.com.  Any substantive

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amendments to the code and any grant of a waiver from a provision of the code requiring disclosure under applicable SEC or NASDAQ rules will be disclosed on the Company’s website.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation and Stock Option Committee is a current or former officer of the Company, nor did they engage in any “related party” relationship or transaction that would be required to be disclosed under Item 404 of Regulation S-K. During 2008, there were no interlocking relationships between our Board of Directors or the Compensation and Stock Option Committee, and the board of directors or compensation committee of any other company that would be required to be disclosed under Item 407 of Regulation S-K.

Transactions with Related Persons, Promoters and Certain Control Persons

Policy for Review of Related Party Transactions. The Company has adopted a written policy for the review and approval or ratification of transactions between the Company and Related Parties.  Under the policy, the Company’s Nominating and Corporate Governance Committee will review the material facts of proposed transactions involving the Company in which a Related Party will have a direct or indirect material interest.  The Committee will either approve or disapprove the Company’s entry into the transaction or, if advance approval is not feasible, will consider whether to ratify the transaction. The Committee may establish guidelines for ongoing transactions with a Related Party, and will review such transactions at least annually. If the aggregate amount of the transaction is expected to be less than $200,000, such approval or ratification may be made by the Chair of the Committee. In determining whether to approve or ratify a transaction with a Related Party, the Committee (or Chair) will consider, among other factors, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party and the extent of the Related Party’s interest in the transaction.

Certain transactions are deemed pre-approved under the Policy, including compensation of executive officers and directors (except that employment of an immediate family member of an executive officer requires specific approval), and transactions with a company at which the Related Party’s only relationship is as a non-officer employee, director, or less than 10% owner if the aggregate amount involved does not exceed 2% of the company’s total annual revenues (or, in the case of charitable contributions by the Company, 2% of the charity’s total annual receipts). Pre-approval is not required if the amount involved in the transaction is not expected to exceed $120,000 in any calendar year.

For purposes of the policy, a Related Party is generally anyone who since the beginning of the last full fiscal year is or was an executive officer, director or director nominee, owner of more than 5% of the Common Stock, or immediate family member of any of such persons.

Promoters and Certain Control Persons.  Not applicable.

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ELECTION OF DIRECTORS
(PROPOSAL NO. 1)

The Board of Directors of the Company currently consists of seven directors divided into three approximately equal classes. The directors hold office for staggered terms of three years (and until their successors are elected and qualified). One of the three classes is elected each year to succeed the directors whose terms are expiring.

The nominees for director at the 2009 annual meeting, are Laura A. Philips and Roger G. Stoll. Each of these nominees is currently a director and has been nominated by the Board of Directors, upon the recommendation of its Nominating and Corporate Governance Committee, to stand for election for a term expiring at the annual meeting of stockholders to be held in 2012. Each of these nominees has consented to being named in this proxy statement as a Board nominee and to serve if elected.

Unless otherwise instructed, it is the intention of the proxy holders to vote the proxies received by them in response to this solicitation FOR the election of the nominees named above as directors. If any such nominee should refuse or be unable to serve, the proxies will be voted for such person as shall be designated by the Board of Directors to replace such nominee. The Board of Directors has no reason to believe that any of the Board nominees will refuse or be unable to serve as a director if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

Information About Directors

The following table sets forth certain information regarding the Board nominees and members of the Board of Directors of the Company whose terms will continue after the Annual Meeting. Jonathan J. Lewis resigned as a member of the Board on December 2, 2008.

Name	Age(1)	Position(s) with the Company	Director Since	Director Class	Term Expires
Pamela R. Contag	51	Director	2008	II	2011
Eamonn Hobbs	50	Director	2008	II	2011
Harold S. Koplewicz	55	Chairman of the Board	2006	I	2010
Robert B. Ladd	50	Director	2006	I	2010
Laura A. Philips	51	Director	2007	III	2009(2)
Roger G. Stoll	66	Director	2008	III	2009(2)
Richard Taney	52	President, Chief Executive Officer, Treasurer and Director	2006	II	2011

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(1)	As of December 31, 2008.
(2)	Nominee for re-election at the 2009 Annual Meeting for a term expiring in 2012.

Set forth below is certain information with respect to the nominees and other directors of the Company. Unless otherwise indicated, the principal occupation listed below for each person has been his or her principal occupation for the past five years.

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Board Nominees

Laura A. Philips, Ph.D., MBA was appointed as a director in May 2007. Dr. Philips currently serves as Chair of the Board of Directors of Planned Parenthood of New York City, and on the Board of Directors of Boyce Thompson Institute. From 2003 to 2006, she was Chief Operating Officer and Acting Chief Financial Officer of NexGenix Pharmaceuticals. Prior to that, she was Vice President, Program Management for the AMDeC Foundation. Dr. Philips worked at Corning Incorporated from 1997 to 2002, where she held several positions including Program Director of the Fuel Cells Division. From 1994 to 1996 Dr. Philips held various government positions in Washington, D.C., most recently in a Presidential appointment as Senior Policy Advisor to Secretary of Commerce Ronald Brown. Dr. Philips was on the faculty of Cornell University in the Department of Chemistry from 1987 to 1994 and was an NIH Post-Doctoral Fellow at the University of Chicago. She received a B.A. in Chemistry from Williams College, a Ph.D. in Physical Chemistry from the University of California Berkeley and an MBA with Distinction from Cornell University’s Johnson School of Management.

Roger G. Stoll, Ph.D. was appointed as a director in December 2008.  From 2002 to 2008 he served as Chief Executive Officer and President of Cortex Pharmaceuticals, Inc., where he was appointed Executive Chairman in August 2008. From 2001 to 2002, he was a consultant to several east coast venture capital firms and startup ventures.  From 1998 to 2001, he was Executive Vice President of Fresenius Medical Care-North America, in charge of the dialysis products division and the diagnostic systems business units, which included hemodialysis machines and dialysis filters equipment.  From 1991 to 1998 he was Chief Executive of Ohmeda, a global leader in anesthesia pharmaceuticals and related operating room equipment and devices.  He also served on the boards of directors of St. Jude Medical and the BOC Group, plc.  From 1986 to 1991, Dr. Stoll held several executive management positions at Bayer, AG, including Executive Vice-President and General Manager for the worldwide Diagnostic Business Group.  Prior to that, Dr. Stoll worked for American Hospital Supply Corp, where he rose from Director of Clinical Pharmacology to President of its American Critical Care Division.  He began his pharmaceutical career at the Upjohn Company in 1972.  Dr. Stoll obtained his BS in Pharmacy from Ferris State University, obtained a Ph.D. in Biopharmaceutics and Drug Metabolism at the University of Connecticut, and was a post-doctoral fellow for two years at the University of Michigan.  Dr. Stoll also serves on the board of directors of Chelsea Therapeutics and School of Pharmacy Advisory Board of the University of Connecticut.

Continuing Directors

Harold S. Koplewicz, M.D. was first appointed a director in September 2006. He was appointed Chairman of the Board in February 2007. In May 2006, Dr. Koplewicz was appointed by then-New York Governor George Pataki to the position of Executive Director of the Nathan S. Kline Institute for Psychiatric Research, where he is the third person to hold this position since 1952. Dr. Koplewicz is also the Arnold and Debbie Simon Professor and Chairman of the Department of Child and Adolescent Psychiatry and Professor of Pediatrics and founder of the NYU Child Study Center at the New York University School of Medicine. He has served as a member of the National Board of Medical Examiners and as a commissioner of the New York State Commission on Youth, Crime and Violence and Reform of the Juvenile Justice System.

Robert B. Ladd was first appointed a director in October 2006. Since January 2003, Mr. Ladd has served as the founder and managing member of Laddcap Value Associates LLC, the general partner of Laddcap Value Partners LP, an investment management company. From 1988 to November 2002, Mr. Ladd served as a Managing Director of Neuberger Berman, an investment management company, where his responsibilities included serving as a portfolio manager for various high net worth clients and as a securities analyst.  Mr. Ladd graduated from the University of Pennsylvania’s Wharton School with a B.S. in Economics in 1980.  He received his MBA from Northwestern University’s Kellogg School of Management in 1983. Mr. Ladd has also earned a CFA designation.

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Eamonn Hobbs was appointed a director in October 2008. Mr. Hobbs is a Co-Founder and Vice Chairman of the Board of Directors of AngioDynamics, Inc., where he served as President, CEO and Director from 2004 to 2009. AngioDynamics, Inc. focuses on medical devices and pharmaceuticals used in image guided procedures to treat cancer and peripheral vascular disease.  AngioDynamics, Inc. was twice recognized (2005 and 2006) by Business Week as a “Top 100 Hot Growth Company” and by Forbes in 2006 as #11 in the “Top 200 Small Companies.”  From 1988 to 2004, Mr. Hobbs was a Senior Vice-President at E-Z-EM, Inc., a medical device company. Before that he was the Director of Marketing and Product Development of North American Instrument Corporation. From 1983 to 1985, Mr. Hobbs was President, CEO and Chairman of the Board of Hobbs Medical Inc. Mr. Hobbs started his career at Cook Incorporated. Mr. Hobbs has over 25 years experience in the interventional radiology, interventional cardiology and gastroenterology medical device industries. He received a Bachelor of Science in Plastics Engineering with a Biomaterials emphasis at the University of Massachusetts in Lowell in 1980. Mr. Hobbs was inducted in 2005 as an Honorary Fellow in the Society of Interventional Radiology, representing one of ten Honorary Fellowships granted in the 34 year history of the Society, and one of only three ever granted to a non-physician.  Mr. Hobbs currently serves on the Board of Directors of Sentinelle Medical, Inc., the Society of Interventional Radiology Foundation, and is the incoming Chairman of the Medical Device Manufacturers Association.

Pamela R. Contag, Ph.D. was appointed a director in December 2008. Dr. Contag founded in 2006 and currently is Chief Technology Officer of Cobalt Technologies, Inc., which engages in the development of biofuel production technologies. Prior to starting Cobalt, she founded Xenogen Corporation, which specializes in technology and services for preclinical drug development and testing, where she served as President and Director from 1995 to 2006. Xenogen, which went public in 2004, was acquired in 2006 by Caliper Life Sciences. Xenogen was listed as one of the “Top 25 Young Businesses” by Fortune Small Business and twice received the “R&D 100 Award.” Dr. Contag was also recognized as one of the “Top 25 Women in Small Business” by Fortune magazine. Dr. Contag received her Ph.D. in Microbiology from the University of Minnesota Medical School and completed her postdoctoral training at Stanford University School of Medicine. Dr. Contag is a consulting Professor at the Stanford School of Medicine and is widely published in the field of non-invasive molecular and cellular imaging.

Richard Taney, J.D. was appointed a director in November 2006. He has served as our Chief Executive Officer since December 2006, and was appointed to the additional positions of President in April 2007 and Treasurer in December 2008. Mr. Taney was the founding member of T2 Capital Management, LLC, a diversified investment management company, which he founded in 1999. Prior thereto, Mr. Taney spent twenty years working on Wall Street in various management and sales positions at firms including Goldman Sachs, Salomon Brothers and Banc of America Securities, where most recently he served as a Managing Director.  Mr. Taney is also a founding partner of Sandpiper Capital Partners, an investment partnership focused on private equity investments and advisory assignments for privately held companies involved in a variety of emerging technologies. He earned his B.A. from Tufts University and his J.D. from Temple University School of Law.

Director Compensation

Directors who are not also executive officers of Delcath receive a cash retainer of $5,000 for each quarter year of service on the Board, which is paid at the start of the quarter after the service is rendered.  Directors who serve on committees of the Board also receive $1,000 for each meeting of the committee attended, whether in person or by teleconference. Directors are also reimbursed for reasonable travel expenses and are covered by the Company’s directors and officers insurance policy.  The chair of the Board and each committee receives $2,500 for each quarter year of service in that capacity. In addition, in 2008 Mr. Ladd received $10,000 for extraordinary performance on the Board.

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Each of our directors and executive officers is a party to an indemnification agreement with us. Each indemnification agreement requires the Company to hold harmless and to indemnify each indemnitee to the fullest extent authorized or permitted by the Delaware General Corporation Law and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, subject to specified limitations. Each indemnification agreement provides for advancement of reasonable expenses to an indemnitee within 20 days after the Company receives an indemnitee’s invoices for such expenses. An indemnitee will be required to reimburse the Company for reasonable expenses paid by the Company, however, if it shall be ultimately determined that the indemnitee is not entitled to indemnification.

The following table shows the amount of compensation paid to each of the Company’s non-employee directors for the fiscal year ended December 31, 2008. As Chief Executive Officer, Mr. Taney does not receive any additional compensation for his service on the Board of Directors, and thus is not included in the table below. The compensation received by Mr. Taney as an employee and officer of the Company is shown in the Summary Compensation Table on page 16.

Director Compensation for 2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Options Awards(1)(2) ($)		Total ($)
Current Directors:
Harold S. Koplewicz, M.D.	40,000	24,700	–		64,700
Robert B. Ladd	42,000	24,700	–		66,700
Laura A. Philips, Ph.D., MBA	37,000	24,700	–		61,700
Pamela R. Contag, Ph.D.(3)	1,870	–	47,036	(4)	48,906
Eamonn P. Hobbs(3)	6,457	–	67,713	(5)	74,170
Roger G. Stoll, Ph.D.(3)	2,087	–	41,939	(6)	44,026
Former Director:
Jonathan J. Lewis, M.D., Ph.D.(7)	35,000	24,700	–		59,700

(1)
The amount shown in the table reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123R. Assumptions used in the calculation of such amounts are included in Note 3 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K for such year.  Stock grants are valued at the closing price on the date of grant. All stock grants to the Board of Directors vested immediately.

(2)
As of December 31, 2008, each Director had the following number of stock options outstanding:  Dr. Lewis, 0 options; Dr. Koplewicz, 240,000 options; Mr. Ladd, 40,000 options; Dr. Philips, 150,000 options; Dr. Contag, 75,000 options; Mr. Hobbs, 150,000 options; and Dr. Stoll, 75,000 options.

(3)	Dr. Contag was appointed as director on December 11, 2008. Mr. Hobbs was appointed as a director on October 14, 2008. Dr. Stoll was appointed as director on December 5, 2008.

(4)
Reflects options to purchase 75,000 shares of Common Stock, granted on December 11, 2008, which are immediately exercisable at $1.40 per share and expire on December 11, 2013, with a grant date fair value computed in accordance with FAS 123R of $0.63 per share.

(5)
Reflects options to purchase an aggregate of 150,000 shares of Common Stock. This includes: (i) options to purchase 50,000 shares of Common Stock, granted on October 14, 2008, which are immediately exercisable at $1.23 per share and expire on October 14, 2013, with a grant date fair value computed in accordance with FAS 123R of $0.55 per share; and (ii) options to purchase 100,000 shares of Common Stock, granted on October 14, 2008, which are immediately exercisable at $1.845 per share and expire on October 14, 2013, with a grant date fair value computed in accordance with FAS 123R of $0.41 per share.

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(6)
Reflects options to purchase 75,000 shares of Common Stock, granted on December 5, 2008, which are immediately exercisable at $1.25 per share and expire on December 5, 2013, with a grant date fair value computed in accordance with FAS 123R of $0.56 per share.

(7)	Dr. Lewis resigned as a member of the Board of Directors on December 2, 2008.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table provides information concerning the current executive officers of Delcath.

Name	Age(1)	Office Currently Held
Richard Taney	52	President, Chief Executive Officer, Treasurer and Director
Jason Rifkin	31	Senior Vice President Clinical Operations and Secretary
___________________

(1)	As of December 31, 2008.

Information about Mr. Taney is provided under the heading “Information about Directors – Continuing Directors.” The following is a brief description of the business experience of Mr. Rifkin:

Jason Rifkin, Esq. joined Delcath in June 2007. He was named Senior Vice President Clinical Operations and Secretary of Delcath in December 2008. Prior to joining Delcath, from 2006 to 2007, Jason practiced law at Fox Rothschild LLP, where he was an Associate in the Corporate Department - Pharmaceuticals and Biotechnology Group. There, Mr. Rifkin worked extensively on intellectual property matters, including domestic and international patent applications and regulatory and licensing issues. From 2004 to 2006, Mr. Rifkin practiced at a boutique litigation firm in New York City, Goldstein & Weinstein, where he served as trial and appellate counsel in a wide array of cases in both federal and state courts. Prior to that, Mr. Rifkin worked for the Legal Aid Society. Mr. Rifkin holds a B.A. from the University of Pennsylvania, a J.D. from Northeastern University School of Law and a Masters in Biotechnology from the University of Pennsylvania, School of Engineering and Applied Sciences.

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EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

The Company’s executive compensation program is designed with two main objectives:

1.	to offer a competitive total compensation package that will allow the Company to attract, retain and motivate highly talented individuals to fill key positions; and

2.	to align a significant portion of each executive’s total compensation with the annual and long-term performance of the Company and the interests of the Company’s stockholders.

Overview

The Compensation and Stock Option Committee (the “Compensation Committee” or the “Committee”) of the Board administers our executive compensation program. Each member of the Committee is an independent director. The Compensation Committee is primarily responsible for establishing salaries, administering our incentive programs, and determining the total compensation for our Chief Executive Officer. The Committee also reviews and approves recommendations made by the Chief Executive Officer with respect to compensation of the other executive officers.

Compensation Philosophy

The Company believes that a strong management team comprised of the most talented individuals in key positions is critical to the development and growth of the Company, and the Company’s executive compensation program is an important tool for attracting and retaining such individuals. Therefore, it is vital that the Company’s aggregate compensation package is both competitive with the compensation received by similarly situated executive officers as well as performance-based, so as to reflect each executive officer’s contributions to the success of the Company on both a long-term and short-term basis.

Employment Agreement

On July 2, 2007, the Company entered into an employment agreement with Richard Taney, which provides for Mr. Taney to serve the Company as its Chief Executive Officer through July 1, 2009, with an automatic one-year renewal unless Mr. Taney gives at least 90 days notice of non-renewal. Since Mr. Taney has not given such notice, the Agreement will continue in effect through July 1, 2010.

Elements of Executive Compensation

The compensation package for the Company’s executives has both performance-based and subjective elements. The specific elements include base salary, annual incentive compensation, which is generally in the form of a year-end bonus, and long-term compensation, which is usually in the form of stock options or stock grants.

Base salary. Base salary is based on two factors. The first is an evaluation by the Committee of the salaries paid in the marketplace to executives with similar responsibilities, and the second is the executive’s unique role, job performance and other circumstances. Evaluating both of these factors allows the Company to offer a competitive total compensation value to each individual executive officer taking into account the unique attributes of, and circumstances relating to, each individual, as well as marketplace factors. This allows the Company to meet its objective of offering a competitive total compensation value and attracting and retaining key personnel.  Mr. Taney’s base salary for 2008 was $33,000 per month,

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which is the amount provided for under his employment agreement with the Company that was negotiated in July 2007, which is the amount provided for under his employment agreement with the Company that was negotiated in July 2007 in connection with Mr. Taney’s initial employment by the Company.

Annual incentive compensation.  Annual incentive compensation is intended to establish a direct correlation between annual awards and the performance of the Company. As a development stage company, financial performance measurement cannot be the sole factor in determining such compensation. The Compensation Committee reviews the progress that the Company has been making towards its goals and awards cash bonuses when it, in its discretion, deems appropriate. Among the factors considered by the Committee is the need to maintain a competitive total compensation value appropriate to each executive officer. During 2008, Mr. Taney received a cash bonus of $60,000 as well as a cash payment of $75,000 to reimburse him for a tax consequence from a stock grant to him in 2007.

Long-term compensation.  Long-term compensation is an area of emphasis, as this will align a significant portion of each executive’s total compensation with the long-term performance of the Company and the interests of the Company’s stockholders. The Company’s 2004 Stock Incentive Plan, which was approved by stockholders, authorizes the grant of stock options, stock appreciation rights, restricted stock, deferred stock, and fully vested stock grants.

Pursuant to his employment agreement with the Company entered into in 2007, Mr. Taney is entitled to be granted options to purchase 50,000 shares of Common Stock on every six-month anniversary of the date of the agreement, with an exercise price equal to the closing price of the stock on the date of grant. He is also entitled to be granted 25,000 shares of fully vested Common Stock on each twelve-month anniversary of the date of the agreement. During 2008, the Company made equity grants to Mr. Taney in accordance with these provisions. Mr. Taney’s employment agreement also provides that the Company will grant him specified numbers of fully vested shares of Common Stock upon the attainment of specified milestones. During 2008, he was granted 20,000 shares in accordance with these provisions upon the enrollment of the 46th patient in the Company’s Phase III Melphalan trial.

To date, long-term equity awards to other executive officers have primarily been in the form of stock options. This is because the Company believes that stock options directly align the value of the benefit being provided to the executive officers with shareholder interests, since an optionee realizes no value unless the stock price increases. Options are generally exercisable over a five-year term. For executive officers other than the CEO, the Compensation Committee determines the number of options to grant based on its informal consideration of awards of similarly situated companies and in keeping with the Company’s objective of offering a competitive total compensation value.

Other Compensation. As a development stage company, the Company does not have pension or deferred compensation plans or arrangements.

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Report of the Compensation and Stock Option Committee

We, the members of the Compensation and Stock Option Committee of the Board of Directors of the Company, have reviewed and discussed the foregoing Compensation Discussion & Analysis (“CD&A”) with the Company’s management. Based on this review and these discussions, we recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Submitted by the Compensation and Stock Option Committee of the Board of Directors,

                        Roger Stoll, Chairman
                        Dr. Harold S. Koplewicz
                        Robert B. Ladd

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Summary Compensation Table

The following table sets forth the total compensation paid by the Company to each of the named executive officers for the fiscal years ended December 31, 2008, 2007, and 2006. The Company’s named executive officers are its Chief Executive Officer, its former Chief Financial Officer, and its Senior Vice President Clinical Operations. There were no other executive officers whose total annual compensation for the year ended December 31, 2008 exceeded $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	All Other Compen-sation ($)	Total ($)
Richard Taney President, CEO, Treasurer and Director(2)	2008	396,000	60,000	108,100	87,904	75,000(3)	727,004
	2007	373,000	–	211,000	225,500	–	809,500
	2006	10,000	–	–	52,400	–	62,400
Jason Rifkin Senior Vice President Clinical Operations and Secretary(4)	2008	150,000	–	–	20,204	–	170,204
	2007	87,500	–	–	32,106	–	119,606
	2006	–	–	–	–	–	–
Paul Feinstein Former CFO and Treasurer(5)	2008	145,000	–	–	(16,798)(6)	50,000(7)	178,202
	2007	135,000	20,000	–	16,798	–	171,798
	2006	120,000	–	–	–	–	120,000

(1)
The amount shown reflects the dollar amount recognized for financial statement reporting purposes of the outstanding stock and option awards held by the named executives in accordance with FAS 123R. Assumptions used in the calculation of such amounts with respect to stock options are included in Note 3 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K for such year. Amounts shown in the Stock Awards column are valued at the market price of the Company’s common stock on the date of grant.

(2)	Mr. Taney’s employment with Delcath began on July 2, 2007.
(3)	Represents a cash payment to reimburse Mr. Taney for a tax consequence from a stock grant made to him in 2007.
(4)	Mr. Rifkin’s employment with Delcath began on June 1, 2007.
(5)	Mr. Feinstein resigned as Chief Financial Officer and Treasurer effective as of December 16, 2008.
(6)	Reflects forfeiture of options upon resignation.
(7)	Reflects one-time severance payment.

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Grants of Plan-Based Awards in 2008

The following table sets forth grants of plan-based awards made during the fiscal year ended December 31, 2008 by the Company to the named executive officers. All of such grants were made under the Company’s 2004 Stock Incentive Plan.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Richard Taney	1/2/08	–	50,000(1)	$1.74	33,873
	6/10/08	10,000	–	–	21,900
	7/2/08	–	50,000(2)	$2.44	54,032
	7/2/08	25,000(3)	–	–	61,000
	12/9/2008	20,000(3)	–	–	25,200
Jason Rifkin	5/1/2008	–	20,000(4)	$1.87	18,812
	12/15/2008	–	25,000(5)	$1.43	16,024
Paul Feinstein	–	–	–	–	–

(1)	These options were granted in accordance with the terms of Mr. Taney’s Employment Agreement with the Company. They were immediately exercisable and expire on January 2, 2013.
(2)	These options were granted in accordance with the terms of Mr. Taney’s Employment Agreement with the Company. They were immediately exercisable and expire on July 2, 2013.
(3)	These shares were granted in accordance with the terms of Mr. Taney’s Employment Agreement with the Company.
(4)	These options vest ratably over three years and expire on May 1, 2013.
(5)	These options were immediately exercisable at grant and expire on December 15, 2013.

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Outstanding Equity Awards at 2008 Fiscal Year-End

The following table sets forth information relating to the vested and unvested option awards held by the named executive officers as of December 31, 2008. There were no unvested stock awards held by the named executive officers as of December 31, 2008.

Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date
Richard Taney	40,000	–	3.28	11/14/2011
	50,000	–	3.90	7/2/2012
	100,000	–	5.85	7/2/2012
	50,000	–	1.74	1/2/2013
	50,000	–	2.44	7/2/2013
Jason Rifkin	16,667	33,333	$4.52	6/1/2012
	20,000	–	$1.88	11/30/2012
	–	20,000	$1.87	5/1/2013
	25,000	–	$1.43	12/15/2013
Paul Feinstein	–	–	–	–

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Option Exercises and Stock Vested in 2008

The following table provides information relating to exercises of option awards by, and vesting of stock awards granted to, the named executive officers, during the fiscal year ended December 31, 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard Taney	–	–	55,000	108,100
Jason Rifkin	–	–	–	–
Paul Feinstein	–	–	–	–

Potential Payments upon Termination or Change of Control

On July 2, 2007, the Company entered into an employment agreement with Richard Taney, which provides for Mr. Taney to serve the Company as its Chief Executive Officer through July 1, 2009, with an automatic one-year renewal unless Mr. Taney gives at least 90 days notice of non-renewal. Since Mr. Taney has not given such notice, the Agreement will continue through July 1, 2010.

Pursuant to the terms of his employment agreement, in the event Mr. Taney’s employment is terminated (1) by the Company without “cause,” (2) by Mr. Taney for “good reason,” or (3) as a result of a “change in control,” Mr. Taney will be entitled to receive (i) his unpaid base salary to the date of termination, (ii) a pro-rata portion of any bonus that would have been payable had he completed a full year of employment, (iii) a cash lump sum severance payment equal to his base salary through the remaining term of the employment agreement (but no less than 12 months of base salary), (iv) continued health and disability insurance for the remaining term of the employment agreement (but no less than 12 months), and (v) the accelerated vesting of all unvested stock options granted pursuant to his employment agreement, which will remain exercisable until the later of five years after such termination or the end of the option term. If Mr. Taney’s employment terminated under this provision on December 31, 2008 he would have received a total of $421,824, consisting of a lump sum severance payment in the amount of $396,000 and continued medical/welfare benefits having a present value of $25,824.

Mr. Taney has the right to terminate the employment agreement at his sole discretion, upon thirty days written notice, in which case he is entitled to receive his base salary to the date of termination and the accelerated vesting of all unvested stock options granted pursuant to his employment agreement, which will remain exercisable until the later of five years after such termination or the end of the option term. If Mr. Taney’s employment terminated under this provision on December 31, 2008 he would have received no additional payment because all of the stock options granted under his employment agreement are already vested.

In the event of Mr. Taney’s death or the Company’s termination of his employment on account of disability (defined as his inability to perform his duties for a period of 120 consecutive days in any 12-month period on account of mental or physical incapacity), he is entitled to receive a cash lump sum payment equal to his base salary through the remaining term of the employment agreement (but no less than 6 months of base salary). If Mr. Taney’s employment terminated under either of these provisions on December 31, 2008 he would have received a total of $198,000. If the Company terminates Mr. Taney’s employment for “cause” he would receive only his unpaid base salary to the date of termination.

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Under Mr. Taney’s employment agreement, “cause” generally means (i) personal dishonesty intended to enrich him at the expense of the Company, (ii) willful and repeated violation of his material obligations under the employment agreement (after notice and an opportunity to cure), or (iii) conviction of a felony. “Good reason” generally means (i) a diminution in Mr. Taney’s position, authority, duties or responsibilities from those set forth in his employment agreement or the assignment of duties inconsistent with such position, (ii) the Company’s breach of the employment agreement, (iii) relocation of Mr. Taney’s place of employment more than 50 miles from the Company’s current executive offices, (iv) a change in Mr. Taney’s reporting responsibilities, or (v) termination by Mr. Taney of his employment for any reason during the three-month period following a change of control. A “change of control” generally means (i) the acquisition (other than from the Company) by any person or group of beneficial ownership of shares constituting 50% or more of either the Company’s common stock or voting power, (ii) the failure of the current directors or persons approved by them to constitute a majority of the Board, (iii) shareholder approval of (A) a merger in which the Company’s shareholders fail to own more than 75% of the voting power of the surviving company, (B) a liquidation or dissolution of the Company, or (C) a sale of substantially all the assets of the Company, unless any such transaction is subsequently abandoned, or (iv) one or more sales, distributions, transfers or other actions approved by the Board that results in the Company’s ownership of less than 50% of its assets held on the date of the employment agreement.

Mr. Taney has agreed to preserve all confidential and proprietary information relating to the Company's business during the term of his employment and for one year thereafter. In addition, Mr. Taney has agreed to non-competition and non-solicitation provisions that are in effect during the term of the Agreement and for one year thereafter.

Effective December 16, 2008, Mr. Feinstein resigned from the Company. In connection with his resignation, Mr. Feinstein was paid $50,000 and entered into a severance agreement containing mutual waivers and other customary provisions.

Change of Control Payments

Under Mr. Taney’s employment agreement, if the Company enters into a binding agreement for the sale of more than 50% of the Common Stock or a sale of substantially all of its assets of a price of in excess of $10 per share, he is entitled to receive 100,000 shares of Common Stock plus 20,000 additional shares for each $1 per share that the sale price exceeds that amount. Based on the closing sale price of the Common Stock on December 31, 2008 ($1.19 per share), 100,000 shares of Common Stock would have a value of $119,000.

There are no other change of control agreements or arrangements currently in effect for the named executive officers.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors has prepared the following report for inclusion in this Proxy Statement. The Audit Committee is comprised of Dr. Laura A. Philips, Mr. Eamonn Hobbs and Mr. Robert Ladd, three non-employee directors each of whom is “independent” within the meaning of the rules of NASDAQ. The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the Company’s accounting, auditing and financial reporting practices and is responsible for the engagement of the Company’s independent registered public accountants. Management is responsible for the Company’s financial reporting process, including the internal control function, and for preparing the Company’s financial statements in accordance with generally accepted accounting principles and assessing the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for examining those financial statements and expressing an opinion as to the conformity of those financial statements with generally accepted accounting principles as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

In discharging its oversight responsibility, the Audit Committee (1) reviewed and discussed the audited financial statements of the Company at and for the fiscal year ended December 31, 2008 with management and the independent registered public accounting firm, (2) discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and (4) discussed with the independent registered public accounting firm its independence from the Company.

Based on the review and discussions with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors,

                    Dr. Laura A. Philips, Chair
                    Eamonn Hobbs
                    Robert B. Ladd

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AUDIT AND NON-AUDIT FEES

Carlin, Charron & Rosen, LLP (“CCR”) serves as the Company’s independent registered public accounting firm and audited the Company’s financial statements for the years ended December 31, 2008 and 2007. Aggregate fees for professional services rendered to the Company by CCR for the two fiscal years ended December 31, 2008 and 2007 are set forth below:

	Fiscal Year
	2008	2007
Audit Fees	$119,500	$99,600
Audit-Related Fees	$0	$21,930
Tax Fees	$0	$0
Total	$119,500	$121,530

Audit Fees.  Audit Fees are fees for professional services in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, and reviews of the Company’s quarterly financial statements.

Audit-Related Fees. During the fiscal year ended December 31, 2008, CCR did not provide any audit-related services to the Company not included in “Audit Fees”. The Audit-related fees during the fiscal year ended December 31, 2007 related to the Company’s registration statement on Form S-3 and related prospectus for offering of the Company’s common stock, and the Company’s Amendment to Form 10-K for the fiscal year ended December 31, 2006.

Tax Fees.  Tax fees include fees for tax compliance, tax advice, and tax planning. During the fiscal years ended December 31, 2008 and 2007, CCR did not provide any tax services to the Company.

All Other Fees. During the fiscal years ended December 31, 2008 and 2007, CCR did not provide any services to the Company other than those described above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Committee to pre-approve interim services by the independent auditors other than the annual audit. The Chairman must report all such pre-approvals to the entire Audit Committee at the next Committee meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers, and persons who are beneficial owners of more than ten percent of the Company’s Common Stock to file with the SEC reports of their ownership of the Company’s equity securities and of changes in that ownership. To the Company’s knowledge, based solely on a review of copies of reports furnished to the Company or written representations that no other reports were required, the Company believes that with respect to the fiscal year ended December 31, 2008, all reports required to be filed under Section 16(a) by the Company’s directors and officers and persons who were beneficial owners of more than ten percent of the Company’s Common Stock were timely filed, except one filing by Mr. Ladd reflecting one transaction and two filings by Mr. Taney reflecting two transactions.

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RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL NO. 2)

The Audit Committee has selected Carlin, Charron & Rosen, LLP (“CCR”) to be the Company’s independent registered public accounting firm for the year ending December 31, 2009. If the stockholders do not ratify the selection of CCR, the Audit Committee will reconsider its selection.

CCR has served as the Company’s independent registered public accounting firm since April 27, 2005. A representative of CCR is expected to be present at the Annual Meeting and will have the opportunity to make a statement or to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CARLIN, CHARRON & ROSEN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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APPROVAL OF 2009 STOCK INCENTIVE PLAN
(PROPOSAL NO. 3)

On April 8, 2009, subject to stockholder approval at the Annual Meeting, the Board of Directors adopted the 2009 Stock Incentive Plan (the “2009 Plan”) pursuant to which various opportunities to acquire up to 2,000,000 shares of Common Stock would be available pursuant to the grant or exercise of stock options, stock appreciation rights, restricted stock or deferred stock on the terms described below. The 2009 Plan will not be implemented if it is not approved by a majority of the votes cast, in person or by proxy, at the Annual Meeting.

The purpose of the 2009 Plan is to promote the interests of Delcath through grants of awards to employees, directors and consultants in order to: (i) attract and retain employees, directors and consultants; (ii) provide an additional incentive to each award holder to work to increase the value of Delcath’s stock; and (iii) provide each award holder with a stake in the future of Delcath that strengthens the mutuality of interests between such award holder and Delcath’s shareholders.

The Board believes that the size of the 2009 Plan is appropriate.

The following summary of our 2009 Plan is qualified in its entirety by the full text of the plan, which is included as Appendix B to this Proxy Statement.

Description of the 2009 Plan

Purpose.  The purpose of the 2009 Plan is to enable the Company to attract and retain employees, directors, and consultants by providing them with an additional incentive to increase the value of Delcath stock and thereby strengthen the mutuality of interests between award holders and our stockholders.

Eligibility.  Awards may be granted to current and prospective directors of the Company as well as current and prospective employees and consultants of the Company and its subsidiaries.

Administration.  The plan will be administered by the Compensation and Stock Option Committee of the Board, consisting of non-employee directors (the “Committee”), except that the full Board will administer the plan as it relates to awards to non-employee directors.  (References to the Committee in this description include the Board with respect to non-employee director awards.)  The Committee will have the authority to establish rules and guidelines for the administration of the plan; select the individuals to whom awards are granted; determine the types of awards to be granted and the number of shares or amount of cash covered by such awards; set the terms and conditions of such awards; amend awards; interpret the plan and award documents; and make all determinations necessary for the administration of the plan.  The Committee may delegate to a committee of two or more officers the authority to grant awards other than to executive officers and directors.

Shares Available for Awards.  The number of shares that may be issued under the 2009 Plan is 2,000,000 shares.  In addition, any shares previously authorized for grant under the Company’s 2004 Stock Incentive Plan that remain available for grant on the effective date of the 2009 Plan or subsequently become available as a result of forfeitures will be rolled over in the 2009 Plan.  If any shares covered by an award under the 2009 Plan are forfeited or an award is settled in cash or otherwise terminated without delivery of shares, then the shares covered by that award will again be available for future awards under the plan.  Shares withheld from awards for the payment of tax withholding obligations, shares surrendered to pay the exercise price of stock options, and shares that were not issued as a result of the net exercise or net settlement of stock options or stock appreciation rights (“SARs”) will also become available for future awards under the plan.  No individual may be granted any combination of stock options, SARs, restricted stock, restricted stock units (“RSUs”), or other

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stock-based awards with respect to more than 500,000 shares in any fiscal year.  The plan limits do not apply to any shares that may be issued under awards assumed by the Company in a corporate acquisition or to dividend equivalents that may be awarded as part of other awards and paid in stock.

Stock Options and Stock Appreciation Rights.  The Committee may award stock options (which may be nonqualified options or incentive stock options) or stock appreciation rights, each with a maximum term of ten years.  Each stock option or SAR must have an exercise price not less than the fair market value of the Company’s stock on the date of grant.  Unless approved by the stockholders, the Committee shall have no power to amend the terms of outstanding stock options or SARs to reduce the option price or base price of such awards or to cancel outstanding stock options or SARs and grant substitute stock options or SARs with a lower option price or base price than the cancelled awards.  The Committee will establish the vesting schedule for the award as well as the method of payment of the option exercise price, which may include cash, shares, broker-assisted cashless exercise, and net exercise.  No more than 2,000,000 shares may be issued with respect to incentive stock options.

Restricted Stock and Restricted Stock Units. The Committee may award restricted stock and RSUs and establish the conditions on which they vest, which may include continued employment and/or satisfaction of performance objectives.  The Committee may provide for payment of an RSU award upon vesting or at a later date.  The Committee may determine whether unvested awards entitle the holder to receive dividends or dividend equivalents, and if so, the terms on which such amounts will be paid.

Other Stock-Based Awards.  The Committee may grant other stock-based awards that are denominated or payable in shares or valued in whole or in part by reference to shares, under such terms and conditions as the Committee may determine, including a grant of fully vested shares.

Cash Awards.  The Committee may grant cash awards that entitle the award holder to receive cash upon the satisfaction of performance objectives and other terms and conditions set forth in the award.  The performance objectives and amount of the award may be stated as a range of amounts payable upon attainment of specified levels of satisfaction of the performance objectives, and may relate to performance periods of one year or multiple years.  The Committee may provide for payment of the award at the end of the performance period or at a later date, and may provide for dividend equivalents or other earnings to be credited on deferred amounts.  The maximum cash award that may be paid to any individual in any fiscal year (measured at the end of the performance period ending in the fiscal year, and without regard to increase in value of the award during any deferral period) is $500,000.

Performance Awards.  The Committee may designate any restricted stock, RSU, other stock-based awards, or cash awards under the 2009 Plan as performance awards which are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.  The grant or vesting of such performance awards will require the achievement of performance goals during performance periods, as specified by the Committee in accordance with Section 162(m).  Performance awards may be based on any one or more of the following performance measures, which may be applied to the Company as a whole or to a subsidiary, business unit, business segment or business line:

(1)	Net earnings or net income (before or after taxes);
(2)	Earnings per share;
(3)	Net sales or revenue growth;
(4)	Gross revenues (and/or gross revenue growth) and/or mix of revenues among the Company’s business activities;
(5)	Net operating profit (or reduction in operating loss);

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(6)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);
(7)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
(8)	Earnings before or after taxes, interest, depreciation, amortization, and/or other non-cash items;
(9)	Gross or operating margins;
(10)	Productivity ratios (and/or such ratios as compared to various stock market indices);
(11)	Stock price (including, but not limited to, growth measures and total shareholder return);
(12)	Stock price and market capitalization ratios (including, but not limited to, price-to-earnings ratio and enterprise multiple);
(13)	Expense targets (including, but not limited to, expenses-to-sales ratios);
(14)	Margins;
(15)	Operating efficiency;
(16)	Market share;
(17)	Customer satisfaction;
(18)	Employee satisfaction or retention;
(19)	Development and implementation of employee or executive development programs (including, but not limited to, succession programs);
(20)	Working capital targets;
(21)	Economic value added;
(22)	Market value added;
(23)	Debt to equity ratio;
(24)	Strategic business goals relating to acquisitions, divestitures and joint ventures;
(25)	Attaining specified clinical, trial site initiation or patient enrollment targets;
(26)	Filing of the company’s PMA application to the Food and Drug Administration;
(27)	Obtaining regulatory approvals, including of the Company’s PHP System in the United States or other countries;
(28)	Sale of the Company;
(29)	Consummating a specified equity based capital offering;
(30)	Reaching specified technology development objectives; and
(31)	Reaching specified employment time-points governed by an employment agreement.

Each goal may be expressed as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies or published or special index.

Change in Control.  The Committee may provide that awards will become fully or partially vested upon a change in control and may provide that awards will be paid as soon afterwards as permitted under the tax laws.  A change in control is deemed to occur in very general terms upon (1) the acquisition of 50% or more of the Company’s voting securities, (2) the failure of the current directors (and any directors approved by them) to constitute a majority of the Company’s Board, (3) a merger in which the Company’s stockholders before the transaction fail to own at least a majority of the voting power of the surviving corporation or the Company’s directors fail to constitute at least a majority of the board of the surviving corporation, (4) the sale of substantially all of the Company’s assets, and (5) stockholder approval of the liquidation of the Company.

Adjustments. In the event of certain corporate transactions or events affecting the number or type of outstanding common shares of the Company, including, for example, a recapitalization, stock split, reverse stock split, reorganization, merger, spin-off or distribution of assets, if the Committee determines that certain adjustments are required in order to prevent dilution or enlargement of benefits intended to be

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made available under the 2009 Plan, the Committee is required to make such adjustments.  These adjustments include changing the number and class of shares available under the Plan; and changing the number and class of shares subject to outstanding awards and the price of shares subject to outstanding awards.

Amendment and Termination.  The Board may amend the plan from time to time.  The Board will seek stockholder approval of material amendments to the plan as may be required by law, regulation or stock exchange rules. The Committee may waive conditions or amend the terms of outstanding awards, subject to certain limitations.  No award may be granted under the Plan after the tenth anniversary of stockholder approval of the 2009 Plan unless the 2009 Plan has been re-approved by the Company’s stockholders prior to such date.  No performance award may be granted after the Company’s annual meeting held in 2014 unless the performance objectives and other Plan provisions that require approval under Section 162(m) of the Code have been re-approved by the Company’s stockholders prior to such date.

Federal Income Tax Consequences

The following is a summary of certain federal income tax consequences of certain types of awards that may be made under the 2009 Plan.

Stock options. No income is recognized by the award holder at the time of grant of a non-qualified stock option. Upon exercise of the option, the holder recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. At disposition of the shares, any appreciation after the date of exercise is treated as capital gain. An employee generally will not recognize income upon the grant of an ISO or upon its exercise while an employee (or within specified times thereafter). However the “spread” between the fair market value of the shares at the time of exercise and the exercise price may be subject to the alternative minimum tax. If the shares received upon exercise are held for the applicable holding period, the optionee will recognize capital gain or loss when he/she disposes of the shares. Such gain or loss will be measured by the difference between the exercise price and the amount received for the shares at the time of disposition. If the shares acquired upon exercise of an ISO are disposed of before the end of the applicable holding period, the optionee will recognize ordinary income in an amount generally equal to the lesser of (i) the excess of the value of the shares on the option exercise date over the exercise price or (ii) the excess of the amount received upon disposition of the shares over the exercise price. Any excess of the amount received upon disposition of the shares over the value of the shares on the exercise date will be taxed to the optionee as capital gain.

Other awards. A recipient of SARs will generally recognize ordinary income at the time of exercise of the SAR in an amount equal to the fair market value of any shares received plus the amount of cash received. A recipient of restricted stock generally will recognize ordinary income at the time the award is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the stock at such time (less any amount paid for the stock). A recipient of RSUs generally will recognize ordinary income equal to the amount of cash or the fair market value (on the delivery date) of the stock delivered in settlement of the award. A recipient of fully vested stock generally will recognize ordinary income on the date of delivery of the stock in an amount equal to the fair market value of the stock on such date. A recipient of a cash performance award or other cash payment generally will recognize ordinary income on the date of payment. RSUs and certain other awards will be subject to the requirements applicable to nonqualified deferred compensation under Code Section 409A (the failure to comply with which would subject the recipient to an additional 20% tax and interest).

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Company Deductions. As a general rule, the Company or one of its subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an award holder recognizes ordinary income from awards under the 2009 Plan, to the extent such income is considered reasonable compensation under the Internal Revenue Code. The Company will not, however, be entitled to a deduction with respect to payments that are contingent upon a change in control if such payments are deemed to constitute “excess parachute payments” under Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax. In addition, the Company will not be entitled to a deduction to the extent compensation in excess of $1 million is paid to each of certain executive officers, unless the compensation qualifies as “performance based” under Section 162(m) of the Code. The Company intends that options and SARs granted under the 2009 Plan will qualify as performance-based under Section 162(m). Other awards under the 2009 Plan may, but need not, qualify depending on the terms of the particular award.

Miscellaneous

The last sales price of the Company’s stock on March 31, 2009 was $1.85 as reported on NASDAQ.

THE BOARD OF DIRECTORS, WHICH UNANIMOUSLY APPROVED THE ADOPTION OF THE 2009 PLAN, RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

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EQUITY COMPENSATION PLAN INFORMATION

The following table shows shares reserved for issuance for outstanding awards granted under the Company’s equity compensation plans as of December 31, 2008. This table does not include the shares that will become issuable under the 2009 Stock Incentive Plan upon its approval by stockholders.

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights (a)	Weighted Average Exercise Price Of Outstanding Options, Warrants And Rights (b)	Number Of Securities Remaining Available For Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a)) (c)
Equity compensation plans approved by stockholders	1,460,000(1)	$ 3.44	380,000(2)
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	1,460,000	$ 3.44	380,000

(1) Includes 1,460,000 shares subject to outstanding stock options granted under the Company’s 2004. Does not include shares issued as fully vested stock grants.

(2) These shares are available for issuance under the Company’s 2004 Stock Incentive Plan.  This plan, as approved by shareholders, provides for the grant of stock options, stock appreciation rights, restricted stock, deferred stock, and stock grants.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

In order for a stockholder proposal to be eligible for inclusion in the Company’s proxy materials for the 2010 Annual Meeting of Stockholders, it must be received at the Company’s executive offices no later than December 31, 2008. Such proposals should be sent to the attention of the Company’s Corporate Secretary. The inclusion of any such proposal in the Company’s proxy materials will be subject to the requirements of the SEC’s proxy rules.

In order for a stockholder to present a proposal for action at the 2010 Annual Meeting of Stockholders, whether or not the proposal is included in the Company’s proxy materials, notice of the stockholder’s intent to present the proposal must be received by the Company’s Corporate Secretary or President no later than December 31, 2008.  However, if the date set for the 2010 Annual Meeting is more than 30 calendar days before or after June 9, 2010, such notice must instead be received no later than 60 calendar days before the date set for such meeting.  Any notice of a stockholder’s intent to present a proposal must be signed by the stockholder and must describe in detail the proposal to be presented.

EXPENSES AND SOLICITATION

The costs of solicitation of proxies, including printing and mailing costs, will be borne by Delcath. In addition to the solicitation of proxies by mail, proxies may also be solicited personally by directors, officers and employees of Delcath, without additional compensation to these individuals. Delcath may request banks, brokers and other firms holding shares in their names which are beneficially owned by others to send proxy materials and obtain proxies from such beneficial owners, and will reimburse such banks, brokers and other firms for their reasonable out-of-pocket costs.

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OTHER BUSINESS

The Board of Directors knows of no other items that are likely to be brought before the meeting except those that are set forth in the foregoing Notice of Annual Meeting of Stockholders. If any other matters properly come before the meeting, the persons designated on the enclosed proxy will vote in accordance with their judgment on such matters.

By Order of the Board of Directors

RICHARD TANEY President and Chief Executive Officer

New York, New York
April 30, 2009

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Appendix A

CHARTER OF THE AUDIT COMMITTEE
OF
DELCATH SYSTEMS, INC.

1.           Purpose

The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of Delcath Systems, Inc. (the “Company”).  Its primary function is to provide assistance to the Board in fulfilling its oversight responsibilities with respect to (a) the annual financial information to be provided to stockholders and filed with the Securities and Exchange Commission (the “SEC”); (b) the system of internal accounting and financial controls that management has established; and (c) the independent audit of the Company’s financial statements.

The Committee will have the authority and perform the specific functions described below.  It is the responsibility of the Committee, in performing its functions, to provide available avenues of communication among the Company’s independent audit firm (the “Outside Auditors”), the Company’s management and the Board.  The Committee should have a clear understanding with the Outside Auditors that they must maintain an open relationship with the Committee and that the ultimate accountability of the Outside Auditors is to the Committee and to the Board, as representatives of the Company’s stockholders.

2.           Composition

The Committee shall be comprised of such number of directors as may be determined by the Board; provided, however, that the number of members of the Committee shall not be fewer than the number required from time by applicable rules of the SEC or any registered securities exchange or national securities association on which any securities of the Company are listed or quoted.  Each member of the Committee shall: (a) satisfy the independence and experience requirements of The NASDAQ Capital Market (“NASDAQ”), the listing standards of any other securities exchange or association on which the Company’s securities are traded and the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations of the SEC adopted there under and (b) be free from any relationship which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee must be able to read and understand fundamental financial statements at the time of their appointment to the Committee, and at least one member shall have accounting or related financial management expertise that results in the member’s financial sophistication.  At least one member of the Committee shall be an “audit committee financial expert” as defined by applicable SEC Regulations.

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One of the members of the Committee will be designated Committee Chairman by the Board.  The determination of the “independence” of each Committee member and the designation of one or more Committee members as an “audit committee financial expert,” shall be made by the Board.

3.           Meetings

The Committee shall meet at least four times annually and as many additional times as the Chairman or the Committee deems necessary or at the request of the Outside Auditors.  The Committee shall meet in separate executive sessions with the Chief Financial Officer of the Company, internal auditor and the Outside Auditors at least once a year and at other times when considered appropriate.

The operations of the Committee shall be subject to the provisions of the Company’s Certificate of Incorporation and By-laws, as each shall be in effect from time to time.  The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter; (b) any provision of the Company’s Certificate of Incorporation or By-laws or (c) Delaware or any other applicable law.

Committee members will strive to be present at all meetings of the Committee.  As necessary or desirable, the Committee Chairman may request that members of management, outside legal counsel and the Outside Auditors be present at Committee meetings and provide information to the Committee.  A majority of the total number of members of the Committee shall constitute a quorum at all Committee meetings.  A majority of the members of the Committee acting shall be empowered to act on behalf of the Committee.  Minutes shall be kept of each meeting of the Committee.

4.           Committee Authority and Specific Functions

In assisting the Board in its oversight role, the Committee shall have full access to all books, records, facilities and personnel of the Company and shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants and approve their retention terms.  The Company shall provide appropriate funding, as determined by the Committee, for (a) payment of compensation to the Outside Auditors for the purpose of rendering or issuing an audit report or related work and to any outside advisors retained by the Committee (b) payment of compensation to any special legal, accounting or other consultants retained by the Committee and (c) payment of any ordinary administrative expenses of the Committee.

In carrying out its responsibilities, the Committee’s policies and procedures should remain flexible, in order to react appropriately to changing conditions and to ensure to the Board and the Company’s stockholders that the accounting and financial reporting practices of the Company are in accordance with all requirements and are of the highest quality.  In carrying out these responsibilities, the Committee shall, to the extent it deems necessary and appropriate, perform the following functions:

A.	The Committee shall have the sole authority and responsibility to select, evaluate and, where appropriate, replace the Outside Auditors. The Committee shall be

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directly responsible for approving the level of compensation to be paid to the Outside Auditors and the oversight of the work of the Outside Auditors (including resolution of disagreements between management and the Outside Auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.  The Outside Auditors shall report directly to the Committee.

B.
The Committee shall annually review and evaluate the qualifications, performance and independence of the Outside Auditors’ lead audit partner and assure regular rotation of the lead audit partner and reviewing partner as required by law and evaluate the appropriateness of rotating the independent audit firm and provide its conclusions to the Board.  The Committee shall review and approve the Company’s hiring of employees and former employees of the Company’s current and former Outside Auditors.

C.
The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the Outside Auditors, subject to the de minimis exceptions for non -audit services described in the Exchange Act.  The Committee may form and delegate authority to subcommittees consisting of one or more members, including the authority to grant preapprovals of audit and permitted non-audit services, provided that any decision of a subcommittee to grant preapprovals shall be presented to the Committee at its next scheduled meeting.

D.
On an annual basis, the Committee shall obtain from the Outside Auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board current standards.  The Committee shall review with the Outside Auditors the nature and scope of any disclosed relationships or professional services and take appropriate action, if necessary, to ensure the continuing independence of the Outside Auditors.

E.
The Committee shall meet with the Outside Auditors and management of the Company to review the scope and general intent of the proposed audit and perform quarterly and annual reviews for the then current year.  The Committee shall determine whether any limitations have been placed on the scope or nature of the Outside Auditors’ audit procedures and shall also inquire about the cooperation received by the Outside Auditors from Company personnel during their audit, including their access to all requested Company records, data and information.  At the conclusion of the annual audit, the Committee shall review such audit, including any comments or recommendations of the Outside Auditors.

F.
The Committee shall review with the Outside Auditors and management the adequacy and effectiveness of the accounting and internal controls over financial reporting of the Company and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.  At such times as may be required under applicable laws and regulations, the Committee shall also review and discuss with management

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and the Outside Auditors (a) any annual report prepared by management with respect to the Company’s internal control over financial reporting and (b) any attestation report pertaining thereto delivered by the Outside Auditors.  The Committee shall also obtain from the Outside Auditors periodic assurances that they are complying with all provisions of applicable law which require the Outside Auditors, if they detect or become aware of any illegal act, to assure that the Committee is adequately informed and to provide a report if they have reached specified conclusions with respect to such illegal acts.

G.
The Committee shall discuss in advance with management the Company’s practices with respect to the types of information to be disclosed and the types of presentations to be made in earnings press releases, including the use of pro forma or adjusted” non-GAAP information (if any), and financial information and earnings guidance-, and shall also discuss with management and the Outside Auditors the effect of off-balance sheet structures, if any.

H.
The Committee shall review and discuss the quarterly financial statements with management and the Outside Auditors prior to the filing of each quarterly report on Form 10-Q (and prior to the press release of results if possible) to determine that the Outside Auditors do not take exception to the disclosure and content of the financial statements, and shall also discuss any other matters required to be communicated to the Committee by the Outside Auditors under generally accepted accounting standards.  The Chairman of the Committee may represent the entire Committee for purposes of this review.  The Committee shall review and discuss with management and the Outside Auditors the financial statements to be included in the Company’s annual report under the Exchange Act, to determine that the Outside Auditors are satisfied with the disclosure and content thereof.  The Committee shall also review and discuss with management and the Outside Auditors: (a) the results of their analysis of significant financial reporting issues and practices including changes in, or adoptions of accounting principles and disclosure practices; (b) the Outside Auditors’ judgment about the quality, not just the acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements; (c) any matters required to be communicated to the Committee by the Outside Auditors under generally accepted auditing standards and (d) any other reports of the Outside Auditors required by law or professional auditing standards, including reports on: (i) critical accounting policies and practices used in preparing the financial statements; (ii) alternative treatments of financial information discussed with management, ramifications of such alternative disclosures and treatments, and the treatment preferred by the Outside Auditors; and (iii) other significant written communications between the Outside Auditors and Company management, such as any management letter issued or proposed to be issued, and a schedule of unadjusted differences, if any.

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I.
The Committee must be satisfied that adequate procedures are in place for the review of the Company’s disclosure (whether in filings with the SEC, press releases or other published documents) of financial information derived or extracted from the Company’s financial statements.  The Committee shall consider whether the information contained in these documents is consistent with the information contained in the financial statements.

J.
The Committee shall review disclosures, if any, made by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Company’s periodic reports regarding: (a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to affect adversely the Company’s ability to record, process, summarize and report financial information; and (b) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls over financial reporting.

K.
The Committee shall prepare and publish a Committee report for inclusion in the Company’s annual proxy statement and provide any additional disclosures in the proxy statement or the Company’s annual report as required under the rules of the Exchange Act or as may be required to be made under the rules and regulations of the SEC or NASDAQ.

L.
The Committee shall discuss with the Outside Auditors the quality of the Company’s financial and accounting personnel and shall also elicit the comments of management regarding the responsiveness of the Outside Auditors to the Company’s needs.

M.
The Committee shall review and approve any “related party” transactions (as defined in SEC regulations) involving the Company and officers, directors or stockholders beneficially owning more than 10% of any class of equity security of the Company.

N.
Generally as part of its review of the annual financial statements, the Committee shall have access to and receive oral reports, if desired, from the Company’s outside counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

O.
The Committee shall consider such other matters in relation to the financial affairs of the Company and in relation to the audit of the Company’s financial statements as the Committee may, in its discretion, determine to be advisable and shall perform any other duties consistent with this Charter, the Company’s Certificate of Incorporation, By-laws and governing laws as the Committee or the Board deems necessary.

P.	The Committee shall obtain the Board’s approval of this Charter, review and reassess the adequacy of this Charter regularly and recommend any proposed changes to the Board for approval.

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Q.	The Committee shall annually review the Committee’s own performance and present a report to the Board of the performance evaluation of the Committee.

5.           Receipt and Treatment of Complaints

The Committee shall establish and oversee procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing or other matters, and for the confidential or anonymous submission by employees of the Company of concerns regarding questionable accounting, auditing or other matters.

6.           Limitation of Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.  Management is responsible for the financial reporting process, including the system of internal control over financial reporting and for the preparation of financial statements in accordance with generally accepted accounting principles.  The Company’s Outside Auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.  The Committee’s responsibility is to oversee and review these processes.  Each member of the Committee shall be entitled to rely on information, opinions, reports or statements, including financial statement and other financial data, prepared or presented by officers and employees of the Company, legal counsel, the Outside Auditors or other persons with professional or expert competence.

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Appendix B

DELCATH SYSTEMS, INC.
2009 STOCK INCENTIVE PLAN

SECTION 1      Purpose

The purpose of this Delcath Systems, Inc. 2009 Stock Incentive Plan is to promote the interests of Delcath Systems, Inc. (the “Company”) and its Subsidiaries through grants of awards to employees, directors and consultants in order to (i) attract and retain employees, directors and consultants, (ii) provide an additional incentive to each award holder to work to increase the value of Delcath stock, and (iii) provide each award holder with a stake in the future of Delcath that strengthens the mutuality of interests between such award holder and Delcath’s shareholders.

SECTION 2     Types of Awards

Awards under the Plan may be in the form of Stock Options, Stock Appreciation Rights (SARs), Restricted Stock, Restricted Stock Units (RSUs), Other Stock-Based Awards, and Cash Awards.

Awards may be free-standing or granted in tandem.  If two awards are granted in tandem, the award holder may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

SECTION 3     Definitions

“Beneficiary” means an award holder’s designated beneficiary or estate, as determined under Section 15.

“Board” means the Board of Directors of Delcath.

“Cash Award” means an award granted under Section 12 of the Plan.

“Delcath” or the “Company” means Delcath Systems, Inc., a Delaware corporation, and any successor to such corporation.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means (i) with respect to awards to Non-Employee Directors, the entire Board; and (ii) with respect to all other awards, a committee of the Board designated by the Board to administer this Plan and which shall consist of at least two members of the Board, or if no such committee is appointed, the entire Board.

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“Consultant” means any individual, other than an Employee or Non-Employee Director, who is engaged by Delcath or a Subsidiary to render services, other than a person whose services are rendered in connection with capital-raising or promoting or maintaining a market for Delcath securities.

“Employee” means an employee of Delcath or of any Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” of the Stock means (i) if the Stock is readily tradable on an established securities market (within the meaning of Section 409A of the Code), the closing price for a share of Stock on such exchange or market as is determined by the Committee to be the primary market for the Stock on the date in question, or if the date in question is not a trading day on such market, the closing price on such exchange or market for the trading day immediately preceding the day in question, and (ii) otherwise, such other price as the Board determines is appropriate after taking into account the requirements of Section 409A of the Code.

“Incentive Stock Option” or “ISO” means a Stock Option granted under the Plan that both is designated as an ISO and qualifies as an incentive stock option within the meaning of Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not an Employee.

“Non-Qualified Option” or “NQSO” means a Stock Option granted under the Plan which either is designated as NQSO or does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Other Stock Based Award” means an award described in Section 11 of the Plan.

“Plan” means this Delcath Systems, Inc. 2009 Stock Incentive Plan, as amended from time to time.

“Performance Award” means an award granted under Section 9, 10, 11, or 12 of the Plan that meets the requirements of Section 13 of the Plan and is intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

“Performance Objectives” means objective measures of performance for earning an award, which in the case of Performance Awards, shall be based on one or more of the criteria specified in Section 13.2.

“Restricted Stock” means an award described in Section 9 of the Plan.

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“Restricted Stock Unit” or “RSU” means an award described in Section 10 of the Plan.

“Stock” means common stock of Delcath, par value one cent ($.01).

“Stock Appreciation Right” or “SAR” means an award described in Section 8 of the Plan.

“Stock Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Subsidiary” means any corporation, partnership, joint venture, or other entity in which Delcath owns, directly or indirectly, 50% or more of the ownership interests.

SECTION 4       Administration

4.1           The Plan shall be administered by the Committee.

 The Committee shall have the following authority and discretion with respect to awards under the Plan:  to grant awards (subject to any limitations contained in the Plan); to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; to make all factual and other determinations necessary or advisable for the administration of the Plan; and to otherwise supervise the administration of the Plan.  In particular, and without limiting its authority and powers, the Committee shall have the authority:

(1)         to determine whether and to what extent any award or combination of awards will be granted hereunder and whether they will be Performance Awards;

(2)         to select the Employees, Non-Employee Directors, and Consultants to whom awards will be granted;

(3)         to determine the number of shares of Stock to be covered by each award granted hereunder subject to the limitations contained herein;

(4)         to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on such Performance Objectives, continued employment, and such other factors as the Committee may establish, and to determine whether the Performance Objectives and other terms and conditions of the award have been satisfied;

(5)         to determine the treatment of awards upon an award holder’s retirement, disability, death, termination for cause or other termination of employment or service;

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(6)         to determine whether amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the award holder currently, or (ii) will be deferred and deemed to be reinvested or otherwise credited to the award holder and paid at the date specified in the award, or (iii) that the award holder has no rights with respect to such dividends (in each case, subject to any restrictions imposed by Section 409A of the Code);

(7)         to amend the terms of any award, prospectively or retroactively; provided however that (i) no amendment shall impair the rights of the award holder with respect to an outstanding award without his or her written consent; (ii) unless approved by the stockholders, the Committee shall have no power to amend the terms of outstanding Stock Options or SARs to reduce the option price or base price of such awards or to cancel outstanding Stock Options or SARs and grant substitute Stock Options or SARs with a lower option price or base price than the cancelled awards; and (iii) the Committee shall consider the provisions of Section 409A of the Code prior to amending any award;

(8)          to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award in the manner and to the extent it shall deem desirable to carry out the purpose of the Plan;

(9)         to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of an award holder, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period (in each case, subject to any restrictions imposed by Section 409A of the Code);

(10)       to determine, pursuant to a formula or otherwise, the Fair Market Value of the Stock on a given date;

(11)       subject to any restrictions imposed by Section 409A of the Code, to provide that the shares of Stock received as a result of an award shall be subject to a right of repurchase by the Company and/or a right of first refusal, in each case subject to such terms and conditions as the Committee may specify;

(12)       to adopt one or more sub-plans, consistent with the Plan, containing such provisions as may be necessary or desirable to enable awards under the Plan to comply with the laws of other jurisdictions and/or qualify for preferred tax treatment under such laws;

(13)       to the extent permitted by law, to delegate to a committee of two or more officers of the Company the authority to grant awards to Employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934; provided, however, that any such delegation shall be set forth in

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a resolution of the Committee that specifies the total number of shares as to which awards may be granted under such delegation and any other limitations as may be imposed by the Committee; and

(14)       to delegate such administrative duties as it may deem advisable to one or more of its members or to one or more employees or agents of the Company.

4.3           All determinations and interpretations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and award holders.

4.4           The Committee may act by a majority of its members at a meeting (present in person or by conference telephone), by unanimous written consent or by any other method of director action then permitted under the General Corporation Law of the State of Delaware.

SECTION 5     Stock Subject to Plan

5.1           The total number of shares of Stock that may be issued under the Plan shall be 2,000,000, plus any unused shares authorized for awards under the Company’s 2004 Stock Incentive Plan (the “2004 Plan”), in each case subject to adjustment as provided in Section 5.4.  No more than 2,000,000 shares may be granted with respect to Incentive Stock Options (subject to adjustment as provided in Section 5.4).  Shares issued under the Plan may consist of authorized but unissued shares or shares which have been issued and reacquired by the Company.  The payment of any award in cash shall not count against this share limit, regardless of the original intent, structure or nature of such award.  Any dividend equivalents that are granted with respect to other awards under this Plan and are paid in shares shall also not count against the share limit for the Plan.

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company or a Subsidiary of property or stock of an entity, the Company may assume awards granted by such entity or grant Stock Options or other awards in substitution for awards granted by such entity or an affiliate thereof, and such assumed or substituted awards shall not count against the share limit under this Plan.

5.2           Subject to the terms of Section 5.1, to the extent a Stock Option or Stock Appreciation Right terminates without shares having been issued, or an award terminates without the holder having received shares in payment of the award, or shares awarded are forfeited (in each case including terminations and forfeitures of outstanding awards granted under the 2004 Plan), the shares subject to such award shall again be available for distribution in connection with future awards under this Plan.  Shares of Stock equal in number to the shares surrendered in payment of the option price, and shares of Stock that are withheld in order to satisfy federal, state or local tax withholding obligations with respect to any award, shall not count against the above limit, and shall again be available for grants under the Plan.  In the event that any Stock Option

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or SAR is exercised or settled by delivery of only the net shares representing the appreciation in the Stock, only the net shares delivered shall be counted against the Plan’s share limit.

5.3           No individual shall be granted Stock Options, SARs, Restricted Stock, RSUs, or Other Stock-Based Awards, or any combination thereof with respect to more than 500,000 shares of Stock in any fiscal year (subject to adjustment as provided in Section 5.4).  The maximum Cash Award that may be paid to any individual in any fiscal year (measured at the end of the performance period or periods ending in the fiscal year, and without regard to increase in value of the award during any deferral period) is $500,000.

5.4            In the event of a change in the outstanding stock of the Company (including but not limited to changes in either the number of shares or the value of shares) by reason of any stock split, reverse stock split, dividend or other distribution (whether in the form of shares, other securities or other property, but not including regular cash dividends), extraordinary cash dividend, recapitalization, merger in which the stockholders of the Company immediately prior to the merger continue to own a majority of the voting securities of the successor entity immediately after the merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of shares or other securities, or other similar corporate transaction or event, if the Committee shall determine in its sole discretion that, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, such transaction or event equitably requires an adjustment in the aggregate number and/or class of shares of Stock available under the Plan (including for this purpose the number of shares of Stock available for issuance under the Plan) or in the number, class and/or price of shares of Stock subject to outstanding Stock Options and/or outstanding awards), such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes under the Plan. A participant holding an outstanding award has a legal right to an adjustment that preserves without enlarging the value of such award, with the terms and manner of such adjustment to be determined by the Committee.

In addition, upon the dissolution or liquidation of the Company or upon any reorganization, merger, or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Company, the Board or the Committee may take such action as it in its discretion deems appropriate, subject to any limitations imposed by Section 409A of the Code, to (i) accelerate the time when awards vest and/or may be exercised and/or may be paid, (ii) cash out outstanding Stock Options and/or other awards at or immediately prior to the date of such event, (iii) provide for the assumption of outstanding Stock Options or other awards by surviving, successor or transferee corporations or entities, (iv) provide that in lieu of shares of Stock, the award recipient shall be entitled to receive the consideration he or she would have received in such transaction in exchange for such shares of Stock (or the fair market value thereof in cash), and/or (v) provide that Stock Options and SARs shall be exercisable for a period of at least 10 business days from the date of receipt of a notice from the Company of such proposed event, following the expiration of which period any unexercised Stock Options or SARs shall terminate.

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No fractional shares shall be issued or delivered under the Plan.  The Board or the Committee shall determine whether the value of fractional shares shall be paid in cash or other property, or whether such fractional shares and any rights thereto shall be cancelled without payment.

The Board’s or Committee’s determination as to which adjustments shall be made under this Section 5.4 and the extent thereof shall be final, binding and conclusive.

SECTION 6      Eligibility

Employees, Non-Employee Directors, and Consultants are eligible to be granted awards under the Plan.  In addition, awards may be granted to prospective Employees, Non-Employee Directors, or Consultants but such awards shall not become effective until the recipient’s commencement of employment or service with the Company or Subsidiary.  Incentive Stock Options may be granted only to employees and prospective employees of the Company or of any parent corporation or subsidiary of the Company (as those terms are defined in Section 424 of the Code).  The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

SECTION 7     Stock Options

7.1           The Stock Options awarded under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options.  To the extent that any Stock Option is either designated as a Non-Qualified Stock Option or does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

7.2           Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:

(1)         Option Price.  The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee, but shall not be less than the Fair Market Value of the Stock on the date of grant of the Stock Option.  The date of grant of any Stock Option shall be the date of Committee approval of the Stock Option or a prospective date specified by the Committee, and for prospective Employees shall be no earlier than the first day of employment.

(2)         Option Term.  The term of each Stock Option shall be fixed by the Committee, but shall not exceed ten years.

(3)         Exercisability.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.  The Committee may waive such exercise provisions or accelerate the exercisability of the Stock Option at any time in whole or in part.

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(4)         Method of Exercise.  Stock Options may be exercised in whole or in part at any time during the option period by giving notice of exercise, in such manner as may be determined by the Company (which may be written or electronic), specifying the number of whole shares to be purchased, accompanied by payment of the aggregate option price for such shares.  Payment of the option price shall be made in such manner as the Committee may provide in the award, which may include (i) cash (including cash equivalents), (ii) delivery (either by actual delivery of the shares or by providing an affidavit attesting to ownership of the shares) of shares of Stock already owned by the optionee, (iii) broker-assisted “cashless exercise” in which the optionee delivers a notice of exercise together with irrevocable instructions to a broker acceptable to the Company to sell shares of Stock (or a sufficient portion of such shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the total option price and any withholding tax obligation resulting from such exercise, (iv) application of shares subject to the Stock Option to satisfy the option price, (v) any other manner permitted by law, or (vi) any combination of the foregoing. Any shares used to pay the option price shall be valued at their Fair Market Value on the date of exercise.

(5)         No Stockholder Rights.  An optionee shall have neither rights to dividends or other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has duly exercised the Stock Option and a certificate for such shares has been duly issued (or the optionee has otherwise been duly recorded as the owner of the shares on the books of the Company).

(6)         Surrender Rights.  The Committee may provide that options may be surrendered for cash upon any terms and conditions set by the Committee.

(7)         Non-transferability.  Unless otherwise provided by the Committee, (i) Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution, and (ii) during the optionee’s lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative.  The Committee, in its sole discretion, may permit Stock Options to be transferred to such transferees and on such terms and conditions as may be determined by the Committee.

(8)         Termination of Employment.  Following the termination of an optionee’s employment or service with the Company or a Subsidiary, the Stock Option shall be exercisable to the extent determined by the Committee.  The Committee may provide different post-termination exercise provisions with respect to termination of employment or service for different reasons.  The Committee may provide at the time of grant that, notwithstanding the option term fixed pursuant to Section 7.2(2), a Stock Option that is outstanding on the date of an optionee’s death shall remain outstanding for an additional period after the date of such death.  The Committee shall have absolute discretion to determine the date and circumstances of any termination of employment or service.

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7.3           Notwithstanding the provisions of Section 7.2, Incentive Stock Options shall be subject to the following additional restrictions:

(1)         No Incentive Stock Option shall have an option price that is less than 100% of the fair market value (as determined for purposes of Section 422 of the Code) of the Stock on the date of grant of the Incentive Stock Option.  The date of grant of any Incentive Stock Option shall be the date of Committee approval of the Incentive Stock Option or a prospective date specified by the Committee, and for prospective employees shall be no earlier than the first day of employment.

(2)         No Incentive Stock Option shall be exercisable more than ten years after the date such Incentive Stock Option is granted.

(3)         No Incentive Stock Option shall be awarded more than ten years after April 8, 2009, the date of Board approval of the Plan.

(4)         No Incentive Stock Option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (A) have an option price which is less than 110% of the fair market value of the Stock on the date of grant of the Incentive Stock Option or (B) be exercisable more than five years after the date such Incentive Stock Option is granted.

(5)         The aggregate fair market value (determined as of the time the Incentive Stock Option is granted) of the shares with respect to which Incentive Stock Options (granted under the Plan and any other plans of the Company, its parent corporation or subsidiary corporations, as defined in Section 424 of the Code) are exercisable for the first time by an optionee in any calendar year shall not exceed $100,000.

(6)         An optionee’s right to exercise an Incentive Stock Option shall be subject to the optionee’s agreement to notify the Company of any “disqualifying disposition” (for purposes of Section 422 of the Code) of the shares acquired upon such exercise.

(7)         Incentive Stock Options shall not be transferable by the optionee, other than by will or by the laws of descent and distribution, subject to such additional limitations as may be imposed by the Committee.  During the optionee’s lifetime, all Incentive Stock Options shall be exercisable only by such optionee.

The Committee may, with the consent of the optionee, amend an Incentive Stock Option in a manner that would cause loss of Incentive Stock Option status, provided the Stock Option as so amended satisfies the requirements of Section 7.2.

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7.4           Substitute Options.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company or a Subsidiary of property or stock of an entity, the Committee may grant Stock Options in substitution for any options or other stock awards or stock-based awards granted by such entity or an affiliate thereof.  Such substitute Stock Options may be granted on such terms as the Committee deems appropriate to prevent dilution or enlargement of the benefits under the prior award, notwithstanding any limitations on Stock Options contained in other provisions of this Section 7, but after considering the provisions of Section 409A of the Code.

SECTION 8      Stock Appreciation Rights (SARs)

A Stock Appreciation Right shall entitle the holder thereof to receive, for each share as to which the award is granted, payment of an amount, in cash, shares of Stock, or a combination thereof as determined by the Committee, equal in value to the excess of the Fair Market Value of a share of Stock on the date of exercise over an amount (the base price) specified by the Committee.  Any such award shall be in such form and shall have such terms and conditions as the Committee may determine; provided, however, that no SAR shall have a base price below the Fair Market Value of the Stock on the date of grant or a term longer than ten years.  The award shall specify the number of shares of Stock as to which the SAR is granted.

SECTION 9     Restricted Stock

Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

(1)         The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest.  The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified Performance Objectives, and/or upon such other criteria as the Committee may determine.

(2)         Stock certificates representing the Restricted Stock awarded shall be registered in the award holder’s name (or the holder shall be recorded as the owner of the shares on the books of the Company), but the Committee may direct that such certificates be held by the Company or its designee on behalf of the award holder (or that transfer restrictions be placed on the shares).  Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the award holder until such share has vested in accordance with the terms of the Restricted Stock award.  At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the award holder (or his or her Beneficiary in the event of death), (or the award holder (or his or her Beneficiary in the event of death) shall be duly recorded as the owner of the shares on the books of the Company), in each case free of all restrictions.

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(3)         The Committee may provide that the award holder shall have the right to vote and/or receive dividends on Restricted Stock.  Unless the Committee provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock (or pursuant to adjustment under Section 5.4) shall be subject to the same restrictions as the Restricted Stock.

(4)         Except as may be provided by the Committee, in the event of an award holder’s termination of employment or service before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the award holder shall be returned to the award holder or (ii) a cash payment equal to the Restricted Stock’s Fair Market Value on the date of forfeiture, if lower, shall be paid to the award holder.

(5)         The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the award holder’s Restricted Stock (except that the Committee may not waive conditions or restrictions with respect to Performance Awards if such waiver would cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code).

SECTION 10      Restricted Stock Units (RSUs)

Subject to the following provisions, all awards of Restricted Stock Units shall be in such form and shall have such terms and conditions as the Committee may determine:

(1)         The Restricted Stock Unit award shall specify the number of RSUs to be awarded and the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Stock will be deferred.  The Committee may condition the grant or vesting of Restricted Stock Units, or receipt of Stock or cash at the end of the Deferral Period, upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified Performance Objectives, and/or upon such other criteria as the Committee may determine.

(2)         Except as may be provided by the Committee, RSU awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.

(3)         At the expiration of the Deferral Period, the award holder (or his or her Beneficiary in the event of death) shall receive (i) certificates for the number of shares of Stock equal to the number of shares covered by the RSU award (or the shares shall be duly recorded as owned by such holder on the books of the Company), (ii) cash equal to the Fair Market Value of such Stock, or (iii) a combination of shares and cash, as the Committee may determine.

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(4)         Except as may be provided by the Committee, in the event of an award holder’s termination of employment or service before the RSU has vested, his or her RSU award shall be forfeited.

(5)         The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Stock or cash under a Restricted Stock Unit award (except that the Committee may not waive conditions or restrictions with respect to Performance Awards if such waiver would cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code).  In addition, the Committee shall not accelerate the payment of an RSU if such acceleration would violate Section 409A of the Code.

SECTION 11      Other Stock-Based Awards

The Committee may grant Other Stock-Based Awards, which shall consist of any right that is not an award described in Sections 7, 8, 9 or 10 hereof and that is denominated or payable in Stock, or valued in whole or in part by reference to or otherwise based on or related to Stock (including, without limitation, securities convertible into Stock).  The Committee shall determine the terms and conditions of any such award, subject to any limitations contained in the Plan.

SECTION 12      Cash Awards

12.1           The Committee may grant Cash Awards, which shall entitle the award holder to receive cash upon the satisfaction of the Performance Objectives and other terms and conditions set forth in the award.  At the time of grant of a Cash Award, the Committee shall specify the applicable Performance Objectives and the performance period to which they apply, as well as the amount of the Cash Award to be paid upon satisfaction of the Performance Objectives (which may be stated as a range of amounts payable upon attainment of specified levels of satisfaction of the Performance Objectives).  The Committee may determine that a Cash Award shall be payable upon achievement of any one Performance Objective, or any one of several Performance Objectives, or that two or more of the Performance Objectives must be achieved as a condition to payment of a Cash Award.

12.2           The Committee shall specify at the time of grant of a Cash Award the date or dates such Cash Award, to the extent earned, shall be payable, and may require all or a portion of the Cash Award to be deferred and payable only upon satisfaction of continued employment or other specified conditions. The Committee may also permit all or a portion of a Cash Award to be deferred at the award holder’s election, subject to Section 409A of the Code.  Deferred portions of a Cash Award may be credited with interest, deemed invested in Stock, or deemed invested in such other investments as the Committee may specify.

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SECTION 13     Performance Awards

13.1           The Committee shall have the right to designate awards under Section 9, 10, 11 or 12 as Performance Awards, in which case the following provisions shall apply to such awards (in addition to the provisions under Section 9, 10, 11, or 12, as applicable).

13.2           The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a Subsidiary, business unit, business segment or business line, and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies or published or special index that the Committee deems appropriate:

(1)	Net earnings or net income (before or after taxes);
(2)	Earnings per share;
(3)	Net sales or revenue growth;
(4)	Gross revenues (and/or gross revenue growth) and/or mix of revenues among the Company’s business activities;
(5)	Net operating profit (or reduction in operating loss);
(6)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);
(7)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
(8)	Earnings before or after taxes, interest, depreciation, amortization, and/or other non-cash items;
(9)	Gross or operating margins;
(10)	Productivity ratios (and/or such ratios as compared to various stock market indices);
(11)	Stock price (including, but not limited to, growth measures and total shareholder return);
(12)	Stock price and market capitalization ratios (including, but not limited to, price-to-earnings ratio and enterprise multiple)
(13)	Expense targets (including, but not limited to, expenses-to-sales ratios);
(14)	Margins;
(15)	Operating efficiency;
(16)	Market share;
(17)	Customer satisfaction;
(18)	Employee satisfaction or retention;
(19)	Development and implementation of employee or executive development programs (including, but not limited to, succession programs);
(20)	Working capital targets;

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(21)	Economic value added;
(22)	Market value added;
(23)	Debt to equity ratio;
(24)	Strategic business goals relating to acquisitions, divestitures and joint ventures;
(25)	Attaining specified clinical, trial site initiation or patient enrollment targets;
(26)	Filing of the Company’s PMA application to the Food and Drug Administration;
(27)	Obtaining regulatory approvals, including of the company’s PHP System in the United States or other countries;
(28)	Sale of the company;
(29)	Consummating a specified equity based capital offering;
(30)	Reaching specified technology development objectives; and
(31)	Reaching specified employment time-points governed by an employment agreement

The Committee may provide in any Performance Award that any evaluation of performance may include or exclude any of the following events that occurs during the performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) the impact of adjustments to the Company’s deferred tax asset valuation allowance, (vii) acquisitions or divestitures, and (viii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect awards intended to be performance-based within the meaning of Section 162(m) of the Code, they shall be prescribed in a form that meets the requirements of Section 162(m).

13.3       The following additional requirements shall apply to Performance Awards:

(1)         The Performance Objectives shall be established by the Committee not later than the earlier of (i) 90 days after the beginning of the applicable performance period, or (ii) the time 25% of such performance period has elapsed.

(2)         The Performance Objectives shall be objective and the achievement of such Performance Objectives shall be substantially uncertain (within the meaning of Section 162(m) of the Code) at the time the Performance Objectives are established.

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(3)         The amount of the Performance Award payable upon each level of achievement of the Performance Objectives must be objectively determinable, except that the Committee shall have the right to reduce (but not increase) the amount payable, in its sole discretion.

(4)         Prior to payment of any Performance Award, the Committee shall certify in writing, in a manner that satisfies the requirements of Section 162(m) of the Code, that the Performance Objectives have been satisfied.

SECTION 14       Tax Withholding

Each award holder shall, no later than the date as of which an amount with respect to an award first becomes includible in such person’s gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award.  The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Subsidiaries), shall, to the extent permitted by law, have the right to deduct the minimum amount of any required tax withholdings from any payment of any kind otherwise due to the award holder.

To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an award holder may elect to have the minimum amount of any required tax withholding with respect to any awards hereunder satisfied by having the Company withhold shares of Stock otherwise deliverable to such person with respect to the award.  Alternatively, the Committee may require that a portion of the shares of Stock or cash otherwise deliverable be applied to satisfy the minimum withholding tax obligations with respect to the award.

SECTION 15      Beneficiary of Award Holder

15.1           The Committee may provide the holder with the right to designate any person or persons as such person’s beneficiary or beneficiaries (both primary and contingent) to whom payment in respect of one or more of the award holder’s awards under this Plan shall be paid in the event of the award holder’s death.  Each beneficiary designation shall become effective only when filed in writing with the Company during the award holder’s lifetime on a form provided by the Company.  If an award holder is married, his or her designation of beneficiary or beneficiaries other than his/her spouse or his/her estate shall not be effective unless the beneficiary designation has been signed by the spouse and notarized.

15.2           If an award holder is not given the right to designate a beneficiary or fails to designate a beneficiary in accordance with the provisions of Section 15.1, or if all designated beneficiaries predecease the award holder, payment of the holder’s awards shall be made to the holder’s estate.

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SECTION 16        Amendments and Termination

16.1           No award shall be granted under the Plan after June 8, 2019, the day preceding the tenth anniversary of the date of approval by the Company’s stockholders of the Plan, unless the Plan has been re-approved by the Company’s stockholders prior to such date.

No Performance Award shall be granted after the Company’s annual meeting held in 2014, unless the material terms of the performance goals (within the meaning of Section 162(m) of the Code) have been re-approved by the Company’s stockholders within the five years prior to such grant.

16.2           The Board may discontinue the Plan at any time and may amend it from time to time.  No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder’s written consent.  Amendments may be made without stockholder approval except as required to satisfy applicable laws or regulations or the requirements of any stock exchange or market on which the Stock is listed or traded.

16.3           The Committee may amend the terms of any award prospectively or retroactively, subject to the limitations set forth in Section 4.2(7) hereof.

16.4           Notwithstanding the foregoing provisions of this Section 16, the Committee shall have the right, in its sole discretion, to amend the Plan and all outstanding awards without the consent of stockholders or award holders to the extent the Committee determines such amendment is necessary or appropriate to comply with Section 409A of the Code.

16.5           Notwithstanding any other provision of the Plan or of any award, in the event of a change in control event (as defined under Section 409A of the Code) the Committee shall have the right, in its sole discretion, to terminate the Plan and all outstanding awards (or, to the extent permitted under Section 409A of the Code, to terminate all awards subject to Section 409A of the Code) and distribute amounts payable under such awards immediately prior to or within 12 months after the occurrence of the change in control event.

SECTION 17        Change of Control

17.1           The Committee shall have the authority to determine the extent, if any, to which outstanding awards will become vested upon a Change of Control.  In addition, to the extent permitted under Section 409A of the Code or with respect to awards that are not subject to Section 409A of the Code, the Committee shall have discretion to accelerate the payment date of awards in the event of a Change of Control.

17.2           A “Change of Control” means the happening of any of the following:

(1)         the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Exchange Act (other than the Company and its Subsidiaries as determined immediately prior to that date and/or any of its or their

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employee benefit plans) of  beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act) of securities of the Company representing more than 50% of the total combined voting power of all classes of stock of the Company having the right under ordinary circumstances to vote at an election of the Board;

(2)         the date on which a majority of the members of the Board shall consist of persons other than Current Directors (which term shall mean any member of the Board on the date of adoption of the Plan and any member of the Board whose nomination or election has been approved by a majority of the Current Directors then on the Board);

(3)         consummation of a merger or consolidation of the Company with another corporation where (x) the stockholders of the Company immediately prior to the merger or consolidation would not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to a majority of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors in the same proportions as their ownership, immediately prior to such merger or consolidation, of voting securities of the Company, or (y) where the members of the Company’s board of directors, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or consolidation;

(4)         the sale or other disposition of all or substantially all of the assets of the Company; or

(5)         the date of approval by the stockholders of the Company of the liquidation of the Company.

SECTION 18        Section 409A

18.1           All awards granted under the Plan are intended to be exempt from the requirements of Section 409A or, if not exempt, to satisfy the requirements of Section 409A, and the provisions of the Plan and of any award granted under the Plan shall be construed in a manner consistent therewith.

18.2           For purposes of Section 409A of the Code, the “specified employees” of the Company shall be determined in such manner as may be specified by resolution of the Committee in accordance with Section 409A of the Code.

18.3           Notwithstanding any provision of the Plan or any award to the contrary, any amounts payable under the Plan on account of termination of employment to an award holder who is a “specified employee” within the meaning of Section 409A which constitute “deferred compensation” within the meaning of Section 409A and which are

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otherwise scheduled to be paid during the first six months following the award holder’s termination of employment (other than any payments that are permitted under Section 409A to be paid within six months following termination of employment of a specified employee) shall be suspended until the six-month anniversary of the award holder’s termination of employment (or until the award holder’s death, if earlier), at which time all payments that were suspended shall be paid to the award holder in a lump sum.

18.4           A termination of employment shall not be deemed to have occurred for purposes of any award under this Plan providing for the payment of any amounts upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A.

SECTION 19        General Provisions

19.1           Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or market or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Stock, is necessary or desirable in order to satisfy any legal requirements, or the issuance, sale or delivery of any shares of Stock is or may in the circumstances be unlawful under the laws or regulations of any applicable jurisdiction, the right to exercise such Stock Option or SAR shall be suspended, such award shall not be granted, and/or the shares subject to such award will not be issued, sold or delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee, and the Committee determines that the issuance, sale or delivery of the shares is lawful.  The application of this Section shall not extend the term of any Stock Option or other award.  The Company shall have no obligation to effect any registration or qualification of the Stock under federal or state laws or to compensate the award holder for any loss caused by the implementation of this Section 19.1.

19.2           Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including arrangements providing for the issuance of Stock.  Nothing in the Plan nor any award hereunder shall confer upon any award holder any right to continued employment or service with the Company or a Subsidiary, or interfere in any way with the right of any such company to terminate such employment or service.

19.3           Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

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19.4           No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or any award hereunder, and all members of the Board or the Committee and all officers or employees of the Company or any Subsidiary acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

19.5           Although the Company may endeavor to qualify an award for favorable tax treatment (e.g. incentive stock options under Section 422 of the Code) or to avoid adverse tax treatment (e.g. under Section 409A of the Code), the Company makes no representation that the desired tax treatment will be available and expressly disclaims any liability for the failure to maintain favorable or avoid unfavorable tax treatment.

19.6           Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or Subsidiary and an award holder, and no award holder will, by participation in the Plan, acquire any right in any specific Company property, including any property the Company may set aside in connection with the Plan.  To the extent that any award holder acquires a right to receive payments from the Company or any Subsidiary pursuant to an award, such right shall not be greater than the right of an unsecured general creditor.

19.7           All provisions under the Plan calling for the delivery of Stock certificates may be satisfied by recording the respective person as the owner of the shares on the books of the Company, if permitted by applicable law.

19.8           The Plan and all awards hereunder shall be governed by the laws of the State of Delaware without giving effect to conflict of laws principles.  Any dispute arising out of any award granted under the Plan may be resolved in any state or federal court located within New York County, New York State, U.S.A.  Any award granted under the Plan is granted on condition that the award holder accepts such venue and submits to the personal jurisdiction of any such court.  Similarly, the Company accepts such venue and submits to such jurisdiction.

19.9           This Plan shall be effective upon approval by the Company’s stockholders at the 2009 annual meeting of stockholders of the Company.

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DELCATH SYSTEMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2009

The undersigned holder of Common Stock of DELCATH SYSTEMS, INC. (the “Company”), revoking all proxies heretofore given, hereby constitute and appoint Richard Taney and Barbra Keck and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned’s shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the 2009 Annual Meeting of Stockholders of the Company, to be held at the offices of Hughes Hubbard & Reed LLP at One Battery Park Plaza, New York, NY, on Tuesday, June 9, 2009 at 11:00 A.M., local time, and at any adjournments or postponements thereof.

IMPORTANT:  SIGNATURE REQUIRED ON THE REVERSE SIDE

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ANNUAL MEETING OF STOCKHOLDERS OF

DELCATH SYSTEMS, INC.

June 9, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at -https://materials.proxyvote.com/24661P

Please mark, sign, date and
mail your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided.â

¢ 20230300000000000000    4                                                    060909

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL LISTED NOMINEES IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.
PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Two Directors:				FOR	AGAINST	ABSTAIN
☐	FOR THE NOMINEES	NOMINEES: O Laura A. Philips O Roger G. Stoll	2. Proposal to approve the appointment of Carlin, Charron & Rosen, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR THE NOMINEES		3. Proposal to approve the 2009 Stock Incentive Plan.	☐	☐	☐
☐	FOR ALL EXCEPT (See instruction below)
The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may come before the meeting.  Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR each of the proposals set forth on the reverse side.

The proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.

The shares represented by this proxy will be voted in the manner directed.  In the absence of any direction, the shares will be voted FOR each nominee named in Proposal 1, FOR Proposal 2 and FOR Proposal 3 and in accordance with their discretion on such other matters as may properly come before the meeting.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by an authorized person.

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